Rule 424(b)(3)
                                                                  No. 333-37657

                       CNL AMERICAN PROPERTIES FUND, INC.

         This Supplement is part of, and should be read in conjunction with, the Prospectus dated May 12, 1998. This Supplement replaces the Supplement dated June 1, 1998. Capitalized terms used in this Supplement have the same meaning as in the Prospectus unless otherwise stated herein.

         The term "Company" includes, unless the context otherwise requires, CNL American Properties Fund, Inc. and its wholly owned subsidiary, CNL APF Partners, LP.


                                  THE OFFERINGS

         Upon completion of its Initial Offering on February 6, 1997, the Company had received subscription proceeds of $150,591,765 (15,059,177 shares), including 59,177 shares ($591,765) issued pursuant to the Reinvestment Plan. Following the completion of its Initial Offering, the Company commenced its 1997 Offering of up to 27,500,000 shares and upon completion of such offering on March 2, 1998, had received subscription proceeds of $251,872,648 (25,187,265 shares), including 187,265 shares ($1,872,648) issued pursuant to the Reinvestment Plan. Net offering proceeds received by the Company from the Prior Offerings, after deduction of selling commissions, marketing support and due diligence expense reimbursement fees and offering expenses, totalled approximately $361,100,000. Following the completion of the 1997 Offering, the Company commenced this offering of up to 34,500,000 Shares. As of June 16, 1998, the Company had received subscription proceeds of $97,518,266 (9,751,827 Shares), including 81,262 Shares ($812,615) issued pursuant to the Reinvestment Plan in connection with this offering. Net offering proceeds received by the Company from this offering, after deduction of selling commissions, marketing support and due diligence expense reimbursement fees and offering expenses, totalled approximately $88,300,000. As of June 16, 1998, the Company had invested or committed for investment approximately $375,600,000 of aggregate net proceeds from its offerings in 309 Properties, in providing mortgage financing through Mortgage Loans, and in paying acquisition fees and certain acquisition expenses, leaving approximately $73,800,000 in aggregate net offering proceeds available for investment in Properties and Mortgage Loans.


                                    BUSINESS

COMPLETED INVESTMENTS

         As of June 16, 1998, the Company had invested or committed for investment approximately $375,600,000 of aggregate net proceeds from its offerings in 309 Properties, in providing mortgage financing through Mortgage Loans, and to pay related acquisition fees and acquisition expenses. All of the Properties are owned directly by the Company, except for two Properties which are owned through joint venture arrangements. All of the Properties were acquired since the Company commenced operations on June 1, 1995 and the leases generally provide for initial terms ranging from 15 to 20 years and expire between 2002 and 2022. Certain Properties will be accounted for as capital leases for federal tax purposes; therefore, the Company will not be entitled to depreciation expense on such Properties.








June 24, 1998                                     Prospectus Dated May 12, 1998

         The following tables set forth information for the Properties owned by the Company as of June 16, 1998, including the number of Properties by Restaurant Chain and the number of Properties by state.

         Restaurant                                    Number of Properties

         Applebee's                                               2
         Arby's                                                  13
         Bennigan's                                              19
         Black-eyed Pea                                          18
         Boston Market                                           31
         Burger King                                              9
         Charley's Place                                          2
         Chevy's Fresh Mex                                        5
         Darryl's                                                15
         Denny's                                                  4
         Einstein Bros. Bagels                                    2
         Golden Corral                                           31
         Ground Round                                            13
         Houlihan's                                               3
         IHOP                                                     9
         Jack in the Box                                         38
         KFC                                                      1
         Mr. Fable's                                              1
         On The Border                                            1
         Pizza Hut                                               44
         Popeyes                                                  1
         Ruby Tuesday                                             2
         Ruth's Chris Steak House                                 1
         Ryan's Family Steak House                                1
         Shoney's                                                 4
         Sonny's Real Pit Bar-B-Q                                 7
         Steak & Ale                                             18
         TGI Friday's                                             1
         Tumbleweed Southwest Mesquite Grill & Bar                7
         Wendy's                                                  6
                                                               ----

              Total                                             309

         State                                    Number of Properties

         Alabama                                             8
         Arizona                                            11
         California                                         24
         Colorado                                            7
         Connecticut                                         1
         Delaware                                            1
         Florida                                            28
         Georgia                                            13
         Idaho                                               1
         Illinois                                            5
         Indiana                                             5
         Iowa                                                4
         Kansas                                              3
         Kentucky                                            5
         Maryland                                            7
         Michigan                                            8
         Minnesota                                           4
         Missouri                                            8
         Nevada                                              2
         New Jersey                                          6
         New Mexico                                          3
         New York                                            1
         North Carolina                                     10
         Ohio                                               39
         Oklahoma                                            8
         Oregon                                              3
         Pennsylvania                                        6
         Rhode Island                                        1
         South Carolina                                      1
         Tennessee                                          15
         Texas                                              48
         Utah                                                1
         Virginia                                            8
         Washington                                          2
         West Virginia                                      10
         Wisconsin                                           2
                                                          ----

              Total                                        309

PROPERTY ACQUISITIONS

         Between March 3, 1998 and June 16, 1998, the Company acquired 64 Properties consisting of land and building. In connection with the purchase of these 64 Properties, the Company, as lessor, entered into long-term lease agreements with unaffiliated lessees. The general terms of the lease agreements are described in the section of the Prospectus entitled "Business - Description of Property Leases." For the Properties that are to be constructed or renovated, the Company has entered into development and indemnification and put agreements with the lessees. The general terms of these agreements are described in the section of the Prospectus entitled "Business - Site Selection and Acquisition of Properties - Construction and Renovation."

         The purchase prices for the Shoney's Property in Phoenix, Arizona, and the Bennigan's Property in Orlando, Florida, include Construction Fees of $37,500 and $978, respectively, paid to an Affiliate of the Advisor for services provided in connection with the construction of the Properties. The Company considers Construction Fees, to the extent that they are paid to Affiliates, to be Acquisition Fees. Such Construction Fees must be approved by a majority of the Directors (including a majority of the Independent Directors) not otherwise interested in such transactions, subject to a determination that such transactions are fair and reasonable to the Company and on terms and conditions not less favorable to the Company than those available from unaffiliated third parties and not less favorable than those available from the Advisor or its Affiliates in transactions with unaffiliated third parties. See the sections of the Prospectus entitled "Management Compensation" and "Business - Site Selection and Acquisition of Properties."

         The following table sets forth the location of the 64 Properties, consisting of land and building, acquired by the Company from March 3, 1998 through June 16, 1998, a description of the competition, and a summary of the principal terms of the acquisition and lease of each Property.

                              PROPERTY ACQUISITIONS
                    From March 3, 1998 through June 16, 1998


                                                          Lease Expira-
Property Location and       Purchase         Date           tion and               Minimum         Percentage           Option
Competition                 Price (1)      Acquired      Renewal Options       Annual Rent (2)        Rent            To Purchase
-----------------------   ------------     --------      ---------------       ---------------     ----------         -----------
Ruby Tuesday             $586,120         03/03/98      03/2013; two        11% of Total Cost      for each lease    at any time
(the "Somerset          (excluding                     five-year           (4); increases by      year, (i) 5% of   after the
Property")              development                    renewal options     10% after the fifth    annual gross      seventh
Restaurant to be         costs) (3)                                         lease year and after   sales minus (ii)  lease year
constructed                                                                 every five years       the minimum
                                                                            thereafter during the  annual rent for
The Somerset Property                                                       lease term             such lease year
is located on the west
side of U.S. 27, west
of S.R. 1577, in
Somerset, Pulaski
County, Kentucky, in
an  area  of  mixed
retail, commercial, and
residential  development.
Other fast-food, family-
style, and casual dining
restaurants located in
proximity to the Somerset
Property include a Sonic
Drive- In.


                                       -5-








Jack in the Box (5)      $1,299,700        03/04/98     03/2016; four       $126,721 (6);               None         at any time
(the  "Pflugerville      (3) (6)                        five-year           increases by 8%                          after the
Property ")                                             renewal options     after the fifth lease                    seventh
Restaurant to be                                                            year and after every                     lease year
constructed                                                                 five years thereafter
                                                                            during the lease
The Pflugerville term
Property is located on
the northwest quadrant
of F.M. 1825 and Wells
Branch Parkway, in
Pflugerville, Travis
County,  Texas, in an
area of mixed  retail,
commercial, and residential
development.   Other
fast-food, family-style,
and  casual  dining
restaurants  located  in
proximity  to  the
Pflugerville Property
include a local restaurant.




                                                          Lease Expira-
Property Location and       Purchase         Date           tion and               Minimum         Percentage           Option
Competition                 Price (1)      Acquired      Renewal Options       Annual Rent (2)        Rent            To Purchase
-----------------------   ------------     --------      ---------------       ---------------     -----------        -----------
Jack in the Box (5)      $973,022          03/13/98     03/2016; four       $94,870 (6);                None         at any time
(the  "Waxahachie        (3) (6)                        five-year           increases by 8%                          after the
Property ")                                             renewal options     after the fifth lease                    seventh
Restaurant to be                                                            year and after every                     lease year
constructed                                                                 five years thereafter
                                                                            during the lease
The Waxahachie                                                              term
Property is located on
the southeast quadrant
of U.S. Highway 287
Bypass and U.S.
Highway 77, in
Waxahachie, Ellis
County, Texas, in an
area of mixed retail,
commercial, and
residential
development.  Other
fast-food, family-style,
and casual dining
restaurants located in
proximity to the
Waxahachie Property
include a KFC, a
McDonald's, a
Whataburger, a Taco
Bell, a Golden Corral,
a Schlotzsky's Deli,
and several local
restaurants.


                                       -7-






Jack in the Box (5)      $895,688          03/16/98     03/2016; four       $87,330 (6);                None         at any time
(the  "Hutchins          (3) (6)                        five-year           increases by 8%                          after the
Property ")                                             renewal options     after the fifth lease                    seventh
Restaurant to be                                                            year and after every                     lease year
constructed                                                                 five years thereafter
                                                                            during the lease
The Hutchins Property                                                       term
is located on the
southwest quadrant of
East Palestine Road
and South Interstate
Highway 45, in
Hutchins, Dallas
County, Texas, in an
area of mixed retail,
commercial, and
residential
development.  Other
fast-food, family-style,
and casual dining
restaurants located in
proximity to the
Hutchins Property
include a Dairy Queen
and a local restaurant.




                                                          Lease Expira-
Property Location and       Purchase         Date           tion and               Minimum         Percentage           Option
Competition                 Price (1)      Acquired      Renewal Options       Annual Rent (2)        Rent            To Purchase
---------------------     ------------     --------      ---------------       ---------------     -----------        -----------
Shoney's                 $507,605          03/24/98     03/2018; two        10.50% of Total        for each lease    at any time
(the "Phoenix #4        (excluding                     five-year           Cost (4); increases    year, (i) 6% of   after the
Property")              development                    renewal options     by 2% after the        annual gross      seventh
Restaurant to be         costs) (3)                                         second lease year      sales minus (ii)  lease year
constructed                                                                 and after every two    the minimum
                                                                            years thereafter       annual rent for
The Phoenix #4                                                              during the lease       such lease year
Property is located on                                                      term
the northeast quadrant
of West McDowell Road
and North 51st Avenue,
in Phoenix, Maricopa
County,  Arizona,  in
an  area  of  mixed
retail, commercial, and
residential development.
Other  fast-food,  family-
style,  and  casual
dining restaurants
located in  proximity
to the Phoenix #4
Property include a Burger
King, a McDonald's, a
Sonic Drive-In, a Waffle
House, a Taco Bell, an
IHOP, and several local
restaurants.


                                       -9-






Arby's (7)               $411,487          04/06/98     04/2018; two                 (8)                None         at any time
(the "Columbus #2       (excluding                     five-year                                                    after the
Property")              development                    renewal options                                              seventh
Restaurant to be         costs) (3)                                                                                  lease year
constructed

The Columbus #2 Property
is located on the
southeast  quadrant of
Rosehill Road and East
Broad Street, in Columbus,
Franklin County,  Ohio,
in an area of mixed retail,
commercial, and residential
development. Other fast-
food,  family-style, and
casual dining restaurants
located in proximity to
the Columbus #2 Property
include a Taco Bell, a
Wendy's,  a McDonald's,
a Subway Sandwich Shop,
and a local restaurant.



                                                          Lease Expira-
Property Location and       Purchase         Date           tion and               Minimum         Percentage           Option
Competition                 Price (1)      Acquired      Renewal Options       Annual Rent (2)        Rent            To Purchase
------------------------  ------------     --------      ---------------       ---------------     ----------         -----------
Arby's (7)               $643,757                       04/2018; two                 (8)                None         at any time
(the "Atlanta #2        (excluding       04/07/98      five-year                                                    after the
Property")              development                    renewal options                                              seventh
Restaurant to be         costs) (3)                                                                                  lease year
constructed

The  Atlanta #2  Property
is located on the east
side of Georgia  Highway
141, north of McGinnis
Ferry Road, in Atlanta,
Forsyth County, Georgia,
in an area of mixed retail,
commercial, and residential
development.   Other fast-
food, family-style, and
casual dining restaurants
located in proximity to the
Atlanta #2 Property include
a Chick-Fil-A, a McDonald's,
and a Wendy's.


                                      -11-






Jack in the Box (5)      $811,891          04/13/98     04/2016; four       $79,159 (6);                None         at any time
(the  "Gun Barrel City   (3) (6)                        five-year           increases by 8%                          after the
Property ")                                             renewal options     after the fifth lease                    seventh
Restaurant to be                                                            year and after every                     lease year
constructed                                                                 five years thereafter
                                                                            during the lease
The Gun Barrel City                                                         term
Property is located on
the north side of State
Highway 334, west of
the intersection of
Pleasureland Road, in
Gun Barrel City,
Henderson County,
Texas, in an area of
mixed retail,
commercial, and
residential
development.  Other
fast-food, family-style,
and casual dining
restaurants located in
proximity to the Gun
Barrel City Property
include a Schlotzsky's
Deli, a Subway
Sandwich Shop, a
Taco Bell, a Burger
King, a Pizza Hut, a
Dairy Queen, a
McDonald's, a
Whataburger, and
several local
restaurants.




                                                          Lease Expira-
Property Location and       Purchase         Date           tion and               Minimum         Percentage           Option
Competition                 Price (1)      Acquired      Renewal Options       Annual Rent (2)        Rent            To Purchase
----------------------    ------------     --------      ---------------       ---------------     -----------        -----------
Jack in the Box (5)      $999,670         04/13/98      04/2016; four       $97,468 (6);                None         at any time
(the  "Nacogdoches       (3) (6)                        five-year           increases by 8%                          after the
Property ")                                             renewal options     after the fifth lease                    seventh
Restaurant to be                                                            year and after every                     lease year
constructed                                                                 five years thereafter
                                                                            during the lease
The Nacogdoches                                                             term
Property is located on
the west side of U.S.
Highway 59, south of
College Street, in
Nacogdoches,  Nacogdoches
County, Texas, in an area
of mixed retail, commercial,
and residential development.
Other fast-food,  family-
style,  and casual dining
restaurants  located in
proximity  to the Nacogdoches
Property include a Taco
Bell, a Wendy's,  a McDonald's,
a Long John Silver's, a
Schlotzsky's  Deli, a
Little Caesar's Pizza, a
Golden Corral, and several
local restaurants.


                                      -13-






Boston Market (9)        $950,361          04/14/98     05/2015; two        $102,164; increases    for each lease    at any time
(10)                                                    five-year           by 12% in 05/2002      year, (i) 5% of   after
(the  "Glendale                                         renewal options     and after every        annual gross      05/2002
Property ")                                                                 seven years            sales minus (ii)
Existing restaurant                                                         thereafter during the  the minimum
                                                                            lease term             annual rent for
The Glendale Property                                                                              such lease year
is located on the south                                                                            (11)
side of West Peoria Avenue,
east of 59th Avenue, in
Glendale,  Maricopa County,
Arizona, in an area of mixed
retail,  commercial,  and
residential  development.
Other  fast-food,   family-
style,  and  casual  dining
restaurants  located  in
proximity to the  Glendale
Property  include a Taco Bell,
a KFC, a Popeye's,  a Burger
King, an Applebee's,  an Arby's,
a Jack in the Box, a Long John
Silver's, a Wendy's, a
McDonald's, and several local
restaurants.



                                                          Lease Expira-
Property Location and       Purchase         Date           tion and               Minimum         Percentage           Option
Competition                 Price (1)      Acquired      Renewal Options       Annual Rent (2)        Rent            To Purchase
----------------------    ------------     --------      ---------------       ---------------     -----------        -----------
Boston Market (9)        $837,656          04/14/98     09/2010; three      $90,048; increases     for each lease    at any time
(10)                                                    five-year           by 10% in 09/2000      year, (i) 4% of   after
(the  "Warwick                                          renewal options     and after every five   annual gross      09/2000
Property ")                                                                 years thereafter       sales minus (ii)
Existing restaurant                                                         during the lease       the minimum
                                                                            term                   annual rent for
The Warwick Property                                                                               such lease year
is located on the east
side of Bald Hill Road,
north of Route 117, in
Warwick,  Kent  County,
Rhode Island,  in an
area of mixed retail,
commercial,  and
residential  development.
Other fast-food, family-
style, and casual dining
restaurants located in
proximity to the Warwick
Property include a TGI
Friday's, an Olive Garden,
a Red Lobster, a Lone Star
Steakhouse & Saloon, a
McDonald's, a Burger King,
a Taco Bell, an Applebee's,
a Wendy's, and an East Side
Mario's.


                                      -15-






Jack in the Box (5)      $1,150,008        04/14/98     04/2016; four       $112,126 (6);               None         at any time
(the  "St. Louis         (3) (6)                        five-year           increases by 8%                          after the
Property ")                                             renewal options     after the fifth lease                    seventh
Restaurant to be                                                            year and after every                     lease year
constructed                                                                 five years thereafter
                                                                            during the lease
The St. Louis Property                                                      term
is located on the northeast
quadrant of Lusher Road
and Redman  Road,  in St.
Louis, St. Louis County,
Missouri, in an area of
mixed retail, commercial,
and residential development.
Other fast-food,  family-
style,  and  casual  dining
restaurants  located in
proximity to the St. Louis
Property  include a Subway
Sandwich Shop, a McDonald's,
and an Arby's.




                                                          Lease Expira-
Property Location and       Purchase         Date           tion and               Minimum         Percentage           Option
Competition                 Price (1)      Acquired      Renewal Options       Annual Rent (2)        Rent            To Purchase
-----------------------   ------------     --------      ---------------       ---------------     ----------         -----------
Jack in the Box (5)      $1,175,298       04/30/98      04/2016; four       $114,952 (6);               None         at any time
(the  "Avondale          (3) (6)                        five-year           increases by 8%                          after the
Property ")                                             renewal options     after the fifth lease                    seventh
Restaurant to be                                                            year and after every                     lease year
constructed                                                                 five years thereafter
                                                                            during the lease
The Avondale Property term
is located on the northeast
corner of Rancho Santa Fe
Boulevard and Dysart Road,
in Avondale, Maricopa County,
Arizona, in an area of
mixed  retail,  commercial,
and  residential  development.
Other  fast-food, family-style,
and casual dining restaurants
located in proximity to the
Avondale Property include a
McDonald's, a Waffle House,
a Whataburger, and a KFC.


    -17-






Boston Market (9)        $969,159          05/08/98     10/2010; three      $104,185; increases    for each lease    at any time
(10)                                                    five-year           by 10% in 10/2000      year, (i) 4% of   after
(the  "Columbus #3                                      renewal options     and after every five   annual gross      10/2000
Property ")                                                                 years thereafter       sales minus (ii)
Existing restaurant                                                         during the lease       the minimum
                                                                            term                   annual rent for
The Columbus #3                                                                                    such lease year
Property is located on                                                                             (11)
the northwest  quadrant
of the  intersection of
Bethel Road and Olentangy
River Road, in  Columbus,
Franklin  County,  Ohio,
in  an  area  of  mixed
retail, commercial,  and
residential development.
Other fast-food,  family-style,
and casual dining restaurants
located in  proximity to the
Columbus #3 Property
include a Bob Evans, a
McDonald's, a Wendy's, and a KFC.



                                                          Lease Expira-
Property Location and    Purchase            Date           tion and               Minimum         Percentage           Option
Competition                Price (1)       Acquired      Renewal Options       Annual Rent (2)        Ren    t        To Purchase
--------------------     -----------       --------      ---------------       ---------------     -----------        -----------
Chevy's Fresh Mex        $2,200,000        05/15/98     05/2013; two        $209,000; increases    for each lease    at any time
(the  "Naperville                                       ten-year renewal    by 10% after the       year, (i) 5% of   during the
Property ")                                             options             fifth lease year and   annual gross      lease term
Existing restaurant                                                         after every five       sales minus (ii)
                                                                            years thereafter       the minimum
The Naperville                                                              during the lease       annual rent for
Property is located on                                                      term                   such lease year
the southwest corner of
North Naper Boulevard
and Lincoln Road, in
Naperville, DuPage
County, Illinois, in an
area of mixed retail,
commercial, and
residential
development.  Other
fast-food, family-style,
and casual dining
restaurants located in
proximity to the
Naperville Property
include a TGI Friday's,
a Pizza Hut, an
Applebee's, a Bob
Evans, and several
local restaurants.


                                      -19-






Jack in the Box (5)      $972,841          05/22/98     05/2016; four       $94,852 (6);                None         at any time
(the  "Fresno #2         (3) (6)                        five-year           increases by 8%                          after the
Property ")                                             renewal options     after the fifth lease                    seventh
Restaurant to be                                                            year and after every                     lease year
constructed                                                                 five years thereafter
                                                                            during the lease
The Fresno #2 term Property
is located on the northeast
quadrant of North Cedar
Avenue and East Nees Avenue,
in Fresno, Fresno County,
California, in an area of
mixed  retail,  commercial,
and  residential  development.
Other  fast-food, family-style,
and casual dining restaurants
located in proximity to the
Fresno #2 Property include a
Taco Bell, a Schlotzsky's Deli,
a Burger King, and several
local restaurants.



                                                          Lease Expira-
Property Location and    Purchase            Date           tion and               Minimum         Percentage           Option
---------------------
Competition                Price (1)       Acquired      Renewal Options       Annual Rent (2)        Rent            To Purchase
-----------              -----------       --------      ---------------       ---------------     ----------         -----------
Arby's (7)               $650,000          05/29/98     05/2018; two        $59,735; increases          None         at any time
(the  "Arab Property ")                                 five-year           by 4.14% after the                       after the
Existing restaurant                                     renewal options     third lease year and                     seventh
                                                                            after every three                        lease year
The Arab Property is                                                        years thereafter
located on the west                                                         during the lease
side of North Brindlee
term Mountain Parkway,
south of 12th Avenue
Northwest, in Arab,
Marshall County,  Alabama,
in an area of mixed retail,
commercial,  and residential
development.  Other  fast-
food,  family-style,  and
casual  dining restaurants
located in proximity to the
Arab Property  include a
Captain D's, a Hardee's, a
Taco Bell, a Pizza Hut, and
a Dairy Queen.


    -21-






Sonny's Real Pit Bar-    $1,510,221        06/02/98     06/2018; four       $147,247; increases    for each lease    at any time
B-Q (12)                                                five-year           by 10% after the       year, (i) 6% of   after the
(the  "Athens                                           renewal options     fifth lease year and   annual gross      seventh
Property ")                                                                 after every five       sales minus (ii)  lease year
Existing restaurant                                                         years thereafter       the minimum
                                                                            during the lease       annual rent for
The Athens Property is                                                      term                   such lease year
located on the south
side of US 78, south of
the Georgia Square
Mall, in Athens, Clarke
County, Georgia, in an
area of mixed retail,
commercial, and
residential
development.  Other
fast-food, family-style,
and casual dining
restaurants located in
proximity to the
Athens Property
include a Burger King
and a Wendy's.



                                                          Lease Expira-
Property Location and    Purchase            Date           tion and               Minimum         Percentage           Option
---------------------
Competition                Price (1)       Acquired      Renewal Options       Annual Rent (2)        Rent            To Purchase
-----------              -----------       --------      ---------------       ---------------     -----------        -----------
Sonny's Real Pit Bar-    $915,285          06/02/98     06/2018; four       $89,240; increases     for each lease    at any time
B-Q (12)                                                five-year           by 10% after the       year, (i) 6% of   after the
(the  "Conyers                                          renewal options     fifth lease year and   annual gross      seventh
Property ")                                                                 after every five       sales minus (ii)  lease year
Existing restaurant                                                         years thereafter       the minimum
                                                                            during the lease       annual rent for
The Conyers Property                                                        term                   such lease year
is located on the
northeast corner of
Highway 20 and 183, in
Conyers,  Rockdale County,
Georgia,  in an area of mixed
retail, commercial, and
residential development.
Other fast-food,  family-style,
and casual  dining  restaurants
located in  proximity  to the
Conyers Property include a
Waffle House and a local
restaurant.


                                      -23-






Sonny's Real Pit Bar-    $1,327,164        06/02/98     06/2018; four       $129,398; increases    for each lease    at any time
B-Q (12)                                                five-year           by 10% after the       year, (i) 6% of   after the
(the  "Doraville                                        renewal options     fifth lease year and   annual gross      seventh
Property ")                                                                 after every five       sales minus (ii)  lease year
Existing restaurant                                                         years thereafter       the minimum
                                                                            during the lease       annual rent for
The Doraville Property                                                      term                   such lease year
is located on the
southwest quadrant of
Peachtree Industrial
Boulevard and Winters
Chapel Road, in
Doraville, Dekalb
County, Georgia, in an
area of mixed retail,
commercial, and
residential
development.  Other
fast-food, family-style,
and casual dining
restaurants located in
proximity to the
Doraville Property
include a Burger King,
and a Waffle House.




                                                          Lease Expira-
Property Location and    Purchase            Date           tion and               Minimum         Percentage           Option
---------------------
Competition                Price (1)       Acquired      Renewal Options       Annual Rent (2)       Rent             To Purchase
-----------              -----------       --------      ---------------       ---------------     ---------          -----------
Sonny's Real Pit Bar-    $1,098,342        06/02/98     06/2018; four       $107,088; increases    for each lease    at any time
B-Q (12)                                                five-year           by 10% after the       year, (i) 6% of   after the
(the  "Jonesboro                                        renewal options     fifth lease year and   annual gross      seventh
Property ")                                                                 after every five       sales minus (ii)  lease year
Existing restaurant                                                         years thereafter       the minimum
                                                                            during the lease       annual rent for
The Jonesboro                                                               term                   such lease year
Property is located on
the south side of
Morrow Industrial
Boulevard, east of
Highway 19, in
Jonesboro, Clayton
County, Georgia, in an
area of mixed retail,
commercial, and
residential
development.  Other
fast-food, family-style,
and casual dining
restaurants located in
proximity to the
Jonesboro Property
include an Applebee's,
a McDonald's, a
Blimpie's, a Captain
D's, and a local
restaurant.


                                      -25-






Sonny's Real Pit Bar-    $1,327,164        06/02/98     06/2018; four       $129,398; increases    for each lease    at any time
B-Q (12)                                                five-year           by 10% after the       year, (i) 6% of   after the
(the  "Marietta #2                                      renewal options     fifth lease year and   annual gross      seventh
Property ")                                                                 after every five       sales minus (ii)  lease year
Existing restaurant                                                         years thereafter       the minimum
                                                                            during the lease       annual rent for
The Marietta #2                                                             term                   such lease year
Property is located on
the west side of Cobb
Parkway,  south of
Roswell Road, in
Marietta,  Cobb County,
Georgia,  in an area of
mixed retail,  commercial,
and residential  development.
Other  fast-food,  family-
style,  and  casual  dining
restaurants located in
proximity to the Marietta #2
Property include a Checkers,
a Shoney's,  a Taco Bell, a
Chick-Fil-A,  an IHOP, a Sonic
Drive- In, a Krystal Burger,
and a local restaurant.




                                                          Lease Expira-
Property Location and    Purchase            Date           tion and               Minimum         Percentage           Option
---------------------
Competition                Price (1)       Acquired      Renewal Options       Annual Rent (2)        Rent            To Purchase
-----------              -----------       --------      ---------------       ---------------     ----------         -----------
Sonny's Real Pit Bar-    $1,609,071        06/02/98     06/2018; four       $156,884; increases    for each lease    at any time
B-Q (12)                                                five-year           by 10% after the       year, (i) 6% of   after the
(the  "Norcross                                         renewal options     fifth lease year and   annual gross      seventh
Property ")                                                                 after every five       sales minus (ii)  lease year
Existing restaurant                                                         years thereafter       the minimum
                                                                            during the lease       annual rent for
The Norcross Property                                                       term                   such lease year
is  located  on the
southwest  quadrant  of
Tech  Drive and  Indian
Trail,  in Norcross,
Gwinnett County, Georgia,
in an area of mixed retail,
commercial, and residential
development.  Other  fast-
food,  family-style,  and
casual  dining restaurants
located in proximity to the
Norcross Property include
a Sonic Drive-In, and a
Schlotzsky's Deli.


                                      -27-






Sonny's Real Pit Bar-    $1,212,753        06/02/98     06/2018; four       $118,243; increases    for each lease    at any time
B-Q (12)                                                five-year           by 10% after the       year, (i) 6% of   after the
(the  "Smyrna                                           renewal options     fifth lease year and   annual gross      seventh
Property ")                                                                 after every five       sales minus (ii)  lease year
Existing restaurant                                                         years thereafter       the minimum
                                                                            during the lease       annual rent for
The Smyrna Property                                                         term                   such lease year
is located on the
northwest  quadrant
of New Spring Road
and Cobb  Parkway, in
Smyrna,  Cobb  County,
Georgia,  in an area of
mixed  retail,
commercial,  and residential
development.  Other fast-
food,  family-style,  and
casual  dining restaurants
located in proximity to the
Smyrna Property include an
Applebee's, a Wendy's, and
a Pizza Hut.




                                                          Lease Expira-
Property Location and    Purchase            Date           tion and               Minimum         Percentage           Option
---------------------
Competition                Price (1)       Acquired      Renewal Options       Annual Rent (2)        Rent            To Purchase
-----------              -----------       --------      ---------------       ---------------     ----------         -----------
IHOP                     $2,250,000       06/04/98      06/2017; three      $227,813; increases    for each lease    during the
(the  "Hollywood                                        five-year           by 10% after the       year, (i) 4% of   eleventh
Property ")                                             renewal options     fifth lease year and   annual gross      lease year
Existing restaurant                                                         after every five       sales minus (ii)  and at the
                                                                            years thereafter       the minimum       end of the
The Hollywood                                                               during the lease       annual rent for   initial lease
Property is located on                                                      term                   such lease year   term
the southwest corner of                                                                            (11)
Sunset Boulevard and
Orange Drive, in
Hollywood, Los
Angeles County,
California, in an area
of mixed retail,
commercial, and
residential
development.  Other
fast-food, family-style,
and casual dining
restaurants located in
proximity to the
Hollywood Property
include a Burger King,
a Wendy's, an In and
Out Burgers, a Boston
Market, a McDonald's,
and several local
restaurants.


                                      -29-






Golden Corral            $444,771         06/05/98      12/2013; four       10.75% of Total        for each lease    during the
(the  "Brunswick         (excluding                     five-year           Cost (4)               year, 5% of       first through
Property ")              development                    renewal options                            the amount by     seventh
Restaurant to be         costs) (3)                                                                which annual      lease years
constructed                                                                                        gross sales       and the
                                                                                                   exceed            tenth
The Brunswick                                                                                      $2,844,477        through
Property is located on                                                                             (11)              fifteenth
the northwest corner of                                                                                              lease years
Golden Isle Parkway                                                                                                  only
and the proposed
Altama Connector
Boulevard, in
Brunswick, Glynn
County, Georgia, in an
area of mixed retail
and commercial
development.  Other
fast-food, family-style,
and casual dining
restaurants located in
proximity to the
Brunswick Property
include an Applebee's,
an Arby's, a Wendy's,
and a Captain D's.



                                                          Lease Expira-
Property Location and    Purchase            Date           tion and               Minimum         Percentage           Option
---------------------
Competition                Price (1)       Acquired      Renewal Options       Annual Rent (2)        Rent            To Purchase
-----------              -----------       --------      ---------------       ---------------     ----------         -----------
Wendy's                  $527,649         06/05/98      06/2018; two        10.25% of Total        for each lease    at any time
(the "Knoxville #3      (excluding                     five-year           Cost (4)               year, (i) 7% of   after the
Property")              development                    renewal options                            annual gross      seventh
Restaurant to be         costs) (3)                                                                sales minus (ii)  lease year
constructed                                                                                        the minimum
                                                                                                   annual rent for
The Knoxville #3                                                                                   such lease year
Property is located on
the northeast corner of
Asheville Highway and
River Turn Drive, in
Knoxville, Knox
County, Tennessee, in
an area of mixed retail,
commercial, and
residential
development.  Other
fast-food, family-style,
and casual dining
restaurants located in
proximity to the
Knoxville #3 Property
include a Subway
Sandwich Shop.


                                      -31-






Bennigan's (13) (14)     $806,660         06/08/98      06/2013; three      10.375% of Total       for each lease        None
(the  "Orlando #4        (excluding                     five-year           Cost (4); increases    year, (i) 6% of
Property ")              development                    renewal options     by 10% after the       annual gross
Restaurant to be         costs) (3)                                         fifth lease year and   sales minus (ii)
constructed                                                                 after every five       the minimum
                                                                            years thereafter       annual rent for
The Orlando #4                                                              during the lease       such lease year
Property is located on                                                      term
the northeast quadrant
of Semoran Boulevard and
T.G. Lee Boulevard, in
Orlando, Orange County,
Florida, in an area of
mixed  retail,  commercial,
and  residential development.
Other fast-food, family-
style,  and casual dining
restaurants located in
proximity to the Orlando
#4 Property include a
Chili's, a Tony Roma's,
a TGI Friday's,  and a
Denny's.



                                                          Lease Expira-
Property Location and    Purchase            Date           tion and               Minimum         Percentage           Option
---------------------
Competition                Price (1)       Acquired      Renewal Options       Annual Rent (2)       Rent             To Purchase
-----------              -----------       --------      ---------------       ---------------     ---------          -----------
Burger King              $465,137         06/09/98      06/2018; two        10.50% of Total        for each lease    at any time
(the  "Atlanta #3        (excluding                     five-year           Cost (4); increases    year, 8% of       after the
Property ")              development                    renewal options     by 10% after the       the amount by     fifth lease
Restaurant to be         costs) (3)                                         fifth lease year and   which annual      year
constructed                                                                 after every five       gross sales
                                                                            years thereafter       exceed
The Atlanta #3                                                              during the lease       $1,300,000
Property is located on                                                      term                   minus the
the north side of                                                                                  minimum
Marietta Boulevard and                                                                             annual rent for
the south side of                                                                                  such lease year
Bolton Road, in
Atlanta,  Fulton County,
Georgia, in an area of
mixed retail,  commercial,
and residential development.
Other  fast-food,  family-
style,  and  casual  dining
restaurants  located in
proximity to the Atlanta #3
Property  include a Church's
Fried Chicken and a Blimpie's.


                                      -33-






Bennigan's (14) (15)     $1,627,907       06/16/98      06/2018; two        $166,860; increases         None             (16)
(the  "Bedford #3                                       ten-year renewal    by 10% after the
Property ")                                             options             fifth lease year and
Existing restaurant                                                         after every five
                                                                            years thereafter
The Bedford #3 during the
lease Property is located
on term the southeast corner
of Plaza Parkway and Bay
Street, in Bedford,  Tarrant
County,  Texas, in an area
of mixed retail,  commercial,
and  residential  development.
Other  fast-food, family-style,
and casual dining restaurants
located in proximity to the
Bedford #3 Property  include
a Steak & Ale, a Chili's,
an On the Border,  a Black-eyed
Pea, a Don Pablo's, and
several local restaurants.




                                                          Lease Expira-
Property Location and       Purchase         Date           tion and               Minimum         Percentage           Option
---------------------
Competition                 Price (1)      Acquired      Renewal Options       Annual Rent (2)       Rent             To Purchase
-----------               ------------     --------      ---------------       ---------------     ---------          -----------
Bennigan's (14) (15)     $1,837,209       06/16/98      06/2018; two        $188,314; increases      None             (16)
(the  "Clearwater                                       ten-year renewal    by 10% after the
Property ")                                             options             fifth lease year and
Existing restaurant                                                         after every five
                                                                            years thereafter
The Clearwater                                                              during the lease
Property is located on                                                      term
the north side of Gulf
to Bay Boulevard,
north of the Clearwater
Mall, in Clearwater,
Pinellas County,
Florida, in an area of
mixed retail,
commercial, and
residential
development.  Other
fast-food, family-style,
and casual dining
restaurants located in
proximity to the
Clearwater Property
include a Ruby
Tuesday, a Perkins,
and several local
restaurants.


                                      -35-






Bennigan's (14) (15)     $1,604,651       06/16/98      06/2018; two        $164,477; increases         None             (16)
(the  "Colorado Springs                                 ten-year renewal    by 10% after the
#2 Property ")                                          options             fifth lease year and
Existing restaurant                                                         after every five
                                                                            years thereafter
The Colorado Springs                                                        during the lease
#2 Property is located                                                      term
on the northwest
corner of North
Academy Boulevard
and North Carefree
Circle, in Colorado
Springs, El Paso
County, Colorado, in
an area of mixed retail,
commercial, and
residential
development.  Other
fast-food, family-style,
and casual dining
restaurants located in
proximity to the
Colorado Springs #2
Property include a
Chili's, a Tony
Roma's, an East Side
Mario's, and several
local restaurants.



                                                          Lease Expira-
Property Location and       Purchase         Date           tion and               Minimum         Percentage           Option
---------------------
Competition                 Price (1)      Acquired      Renewal Options       Annual Rent (2)        Rent            To Purchase
-----------               ------------     --------      ---------------       ---------------     ----------         -----------
Bennigan's (14) (15)     $1,697,674       06/16/98      06/2018; two        $174,012; increases         None             (16)
(the  "Englewood #1                                     ten-year renewal    by 10% after the
Property ")                                             options             fifth lease year and
Existing restaurant                                                         after every five
                                                                            years thereafter
The Englewood #1                                                            during the lease
Property is located on                                                      term
the northwest corner of
East Arapahoe Road
and South Boston
Street, in Englewood,
Arapahoe County,
Colorado, in an area of
mixed retail,
commercial, and
residential
development.  Other
fast-food,  family-style,
and casual dining
restaurants located in
proximity to the
Englewood  #1  Property
include a Ruby  Tuesday,
a Chevy's  Fresh  Mex, a
Denny's, and several local
restaurants.


                                      -37-






Bennigan's (14) (15)     $2,232,558       06/16/98      06/2018; two        $228,837; increases         None             (16)
(the  "Englewood #2                                     ten-year renewal    by 10% after the
Property ")                                             options             fifth lease year and
Existing restaurant                                                         after every five
                                                                            years thereafter
The Englewood #2                                                            during the lease
Property is located on                                                      term
the northwest corner of
Route 4 and South Van
Brunt Street, in
Englewood, Bergen
County, New Jersey, in
an area of mixed retail,
commercial, and
residential
development.  Other
fast-food, family-style,
and casual dining
restaurants located in
proximity to the
Englewood #2 Property
include a local
restaurant.



                                                          Lease Expira-
Property Location and       Purchase         Date           tion and               Minimum         Percentage           Option
---------------------
Competition                 Price (1)      Acquired      Renewal Options       Annual Rent (2)        Rent            To Purchase
-----------               ------------     --------      ---------------       ---------------     ----------         -----------
Bennigan's (14) (15)     $2,051,163       06/16/98      06/2018; two        $210,244; increases         None             (16)
(the  "Florham Park                                     ten-year renewal    by 10% after the
Property ")                                             options             fifth lease year and
Existing restaurant                                                         after every five
                                                                            years thereafter
The Florham Park                                                            during the lease
Property is located on                                                      term
the southeast quadrant
of Columbia Turnpike
and Felch Road, in
Florham Park, Morris
County, New Jersey, in
an area of mixed retail,
commercial, and
residential
development.  Other
fast-food, family-style,
and casual dining
restaurants located in
proximity to the
Florham Park Property
include a KFC and a
McDonald's.

Bennigan's (14) (15)     $1,790,698       06/16/98      06/2018; two        $183,547; increases         None             (16)
(the  "Houston #8                                       ten-year renewal    by 10% after the
Property ")                                             options             fifth lease year and
Existing restaurant                                                         after every five
                                                                            years thereafter
The Houston #8 during the
lease Property is located
on term the southeast corner
of Greenspoint  Drive and
North Belt, in Houston,
Harris County,  Texas,  in
an area of mixed retail,
commercial, and residential
development.  Other fast-food,
family-style,  and casual
dining restaurants located
in proximity to the Houston
#8 Property include a local
restaurant.




                                                          Lease Expira-
Property Location and       Purchase         Date           tion and               Minimum         Percentage           Option
---------------------
Competition                 Price (1)      Acquired      Renewal Options       Annual Rent (2)        Rent            To Purchase
-----------               ------------     --------      ---------------       ---------------     ----------         -----------
Bennigan's (14) (15)     $1,511,628       06/16/98      06/2018; two        $154,942; increases         None             (16)
(the  "Jacksonville #4                                  ten-year renewal    by 10% after the
Property ")                                             options             fifth lease year and
Existing restaurant                                                         after every five
                                                                            years thereafter
The  Jacksonville #4 during
the lease Property is located
on term the south side
of  Baymeadows  Road,  west
of Interstate  95 and east of
Phillips  Highway,  in
Jacksonville, Duval County,
Florida, in an area of mixed
retail, commercial, and
residential  development.
Other  fast-food,  family-
style,  and  casual  dining
restaurants located in
proximity to the Jacksonville
#4 Property include a Steak
& Ale, a Chili's, an Applebee's,
a Red Lobster, a TGI Friday's,
a Rio Bravo, and
several local restaurants.


                                      -40-






Bennigan's (14) (15)     $1,790,698       06/16/98      06/2018; two        $183,547; increases         None             (16)
(the  "Jacksonville #5                                  ten-year renewal    by 10% after the
Property ")                                             options             fifth lease year and
Existing restaurant                                                         after every five
                                                                            years thereafter
The Jacksonville #5                                                         during the lease
Property is located on                                                      term
the southwest quadrant
of Blanding Boulevard
and Interstate 295, in
Jacksonville, Duval
County, Florida, in an
area of mixed retail,
commercial, and
residential
development.  Other
fast-food, family-style,
and casual dining
restaurants located in
proximity to the
Jacksonville #5
Property include a
Steak & Ale, an Olive
Garden, a Red Lobster,
a Longhorn
Steakhouse, a
Shoney's, and a local
restaurant.



                                                          Lease Expira-
Property Location and       Purchase         Date           tion and               Minimum         Percentage           Option
---------------------
Competition                 Price (1)      Acquired      Renewal Options       Annual Rent (2)        Rent            To Purchase
-----------               ------------     --------      ---------------       ---------------     ----------         -----------
Bennigan's (14) (15)     $2,209,302       06/16/98      06/2018; two        $226,453; increases         None             (16)
(the  "Mount Laurel                                     ten-year renewal    by 10% after the
Property ")                                             options             fifth lease year and
Existing restaurant                                                         after every five
                                                                            years thereafter
The Mount Laurel                                                            during the lease
Property is located on                                                      term
the southwest corner of
Route 73 and the New
Jersey Turnpike, in
Mount Laurel,
Burlington County,
New Jersey, in an area
of mixed retail,
commercial, and
residential
development.  Other
fast-food,  family-style,
and casual dining
restaurants located in
proximity to the Mount
Laurel  Property  include
a Bob Evans, a Burger King,
a McDonald's,  a Denny's,
a Wendy's, and a local
restaurant.


                                      -42-






Bennigan's (14) (15)     $1,767,442       06/16/98      06/2018; two        $181,163; increases         None             (16)
(the  "North Richland                                   ten-year renewal    by 10% after the
Hills Property ")                                       options             fifth lease year and
Existing restaurant                                                         after every five
                                                                            years thereafter
The North Richland                                                          during the lease
Hills Property is                                                           term
located on the south
side of Bedford Euless
Road, opposite and
south of Strummer
Road, in North
Richland Hills, Tarrant
County, Texas, in an
area of mixed retail,
commercial, and
residential
development.  Other
fast-food, family-style,
and casual dining
restaurants located in
proximity to the North
Richland Hills Property
include an Olive
Garden, a TGI
Friday's, a Steak &
Ale, and a local
restaurant.




                                                          Lease Expira-
Property Location and       Purchase         Date           tion and               Minimum         Percentage           Option
---------------------
Competition                 Price (1)      Acquired      Renewal Options       Annual Rent (2)        Rent            To Purchase
-----------               ------------     --------      ---------------       ---------------     ----------         -----------
Bennigan's (14) (15)     $1,674,419       06/16/98      06/2018; two        $171,628; increases         None             (16)
(the  "Oklahoma City                                    ten-year renewal    by 10% after the
#2 Property ")                                          options             fifth lease year and
Existing restaurant                                                         after every five
                                                                            years thereafter
The Oklahoma City #2                                                        during the lease
Property is located on                                                      term
the southwest corner of
West Interstate 40
Service Road and
Cornell Parkway, in
Oklahoma City,
Oklahoma County,
Oklahoma, in an area
of mixed retail,
commercial, and
residential
development.  Other
fast-food, family-style,
and casual dining
restaurants located in
proximity to the
Oklahoma City #2 Property
include two Cracker Barrels,
an Outback Steakhouse, an
On the Border, a Steak & Ale,
a Denny's, and several local
restaurants.


                                      -44-








Bennigan's (14) (15)     $2,325,581       06/16/98      06/2018; two        $238,372; increases         None             (16)
(the  "Orlando #2                                       ten-year renewal    by 10% after the
Property ")                                             options             fifth lease year and
Existing restaurant                                                         after every five
                                                                            years thereafter
The  Orlando #2 during the
lease  Property  is located
on term the south side of
International Drive, north
of Carrier Drive, in Orlando,
Orange County, Florida,
in an area of mixed  retail,
commercial,  and  residential
development.  Other fast-food,
family-style,  and casual
dining restaurants located
in proximity to the  Orlando
#2  Property  include a Steak
& Ale, a Red  Lobster,  a
Sizzler,  a Chili's, a TGI
Friday's,  an Olive Garden,
a Bahama Breeze, a Western
Steer, and several local
restaurants.



                                                          Lease Expira-
Property Location and       Purchase         Date           tion and               Minimum         Percentage           Option
---------------------
Competition                 Price (1)      Acquired      Renewal Options       Annual Rent (2)        Rent            To Purchase
-----------               ------------     --------      ---------------       ---------------     ----------         -----------
Bennigan's (14) (15)     $1,581,395       06/16/98      06/2018; two        $162,093; increases         None             (16)
(the  "Pensacola #2                                     ten-year renewal    by 10% after the
Property ")                                             options             fifth lease year and
Existing restaurant                                                         after every five
                                                                            years thereafter
The Pensacola #2                                                            during the lease
Property is located on                                                      term
the west side of
Plantation Road, north
of the Pensacola
Central Business
District, in Pensacola,
Escambia County,
Florida, in an area of
mixed retail,
commercial, and
residential
development.  Other
fast-food, family-style,
and casual dining
restaurants located in
proximity to the
Pensacola #2 Property
include a Darryl's, a
Steak & Ale, and
several local
restaurants.


                                      -46-






Bennigan's (14) (15)     $2,046,512       06/16/98      06/2018; two        $209,767; increases         None             (16)
(the  "St. Louis Park                                   ten-year renewal    by 10% after the
Property ")                                             options             fifth lease year and
Existing restaurant                                                         after every five
                                                                            years thereafter
The St. Louis Park                                                          during the lease
Property is located on                                                      term
the south side of
Wayzata Boulevard,
north of Louisiana
Avenue South, in St.
Louis Park, Hennepin
County, Minnesota, in
an  area  of  mixed
retail,  commercial,
and  residential
development.  Other
fast-food,  family-style,
and casual dining
restaurants located in
proximity to the St.
Louis Park Property include
a Fuddruckers,  a TGI
Friday's,  a Perkins,
and several local
restaurants.



                                                          Lease Expira-
Property Location and       Purchase         Date           tion and               Minimum         Percentage           Option
Competition                 Price (1)      Acquired      Renewal Options       Annual Rent (2)        Rent            To Purchase
------------------        ------------     --------      ---------------       ---------------     ---------          -----------
Bennigan's (14) (15)     $1,934,884       06/16/98      06/2018; two        $198,326; increases         None             (16)
(the  "Tampa #4                                         ten-year renewal    by 10% after the
Property ")                                             options             fifth lease year and
Existing restaurant                                                         after every five
                                                                            years thereafter
The Tampa #4 during the
lease Property is located
on term the north side of
East Fowler Avenue within
the University Square Mall,
in Tampa,  Hillsborough
County, Florida, in an area
of mixed retail,  commercial,
and residential  development.
Other  fast-food,   family-
style,  and  casual  dining
restaurants  located  in
proximity to the Tampa #4
Property  include a Rio Bravo,
a TGI Friday's,  and a
local restaurant.


                                      -48-






Bennigan's (14) (15)     $1,172,093       06/16/98      06/2018; two        $120,140; increases         None             (16)
(the  "Winston-Salem                                    ten-year renewal    by 10% after the
#2 Property ")                                          options             fifth lease year and
Existing restaurant                                                         after every five
                                                                            years thereafter
The Winston-Salem #2                                                        during the lease
Property is located on                                                      term
the north side of North
Point Boulevard, east
of University Parkway,
in Winston-Salem,
Forsyth County, North
Carolina, in an area of
mixed retail,
commercial, and
residential
development.  Other
fast-food, family-style,
and casual dining
restaurants located in
proximity to the
Winston-Salem #2
Property include a
Darryl's, a Golden
Corral, and several
local restaurants.



                                                          Lease Expira-
Property Location and       Purchase         Date           tion and               Minimum         Percentage           Option
---------------------
Competition                 Price (1)      Acquired      Renewal Options       Annual Rent (2)        Rent            To Purchase
-----------               ------------     --------      ---------------       ---------------     ----------         -----------
Steak & Ale (14) (15)    $1,604,651       06/16/98      06/2018; two        $164,477; increases         None             (16)
(the  "Altamonte                                        ten-year renewal    by 10% after the
Springs Property ")                                     options             fifth lease year and
Existing restaurant                                                         after every five
                                                                            years thereafter
The Altamonte Springs                                                       during the lease
Property is located on                                                      term
the southeast quadrant
of West Highway 436
and Westmonte Drive,
in Altamonte Springs,
Seminole County,
Florida, in an area of
mixed retail,
commercial, and
residential
development.  Other
fast-food, family-style,
and casual dining
restaurants located in
proximity to the
Altamonte Springs
Property include a
Bennigan's, a
McDonald's, a Perkins,
a TGI Friday's, a
Cooker, a Red Lobster,
a Longhorn
Steakhouse, an Olive
Garden, a Long John
Silver's, a Rio  Bravo,
and a local restaurant.


                                      -50-






Steak & Ale (14) (15)    $1,372,093       06/16/98      06/2018; two        $140,640; increases         None             (16)
(the  "Austin                                           ten-year renewal    by 10% after the
Property ")                                             options             fifth lease year and
Existing restaurant                                                         after every five
                                                                            years thereafter
The Austin  Property is
during the lease located
on the term southeast
quadrant of West Anderson
Lane and Burnet Road, in
Austin,  Travis County,
Texas,  in an area of mixed
retail, commercial, and
residential development.
Other fast-food, family-style,
and casual dining
restaurants  located in
proximity to the Austin
Property  include a Popeyes,
a Jack in the Box, a Houston's,
a Denny's,  and a local
restaurant.





                                                          Lease Expira-
Property Location and       Purchase         Date           tion and               Minimum         Percentage           Option
---------------------
Competition                 Price (1)      Acquired      Renewal Options       Annual Rent (2)        Rent            To Purchase
-----------               ------------     --------      ---------------       ---------------     ----------         -----------
Steak & Ale (14) (15)    $1,320,930       06/16/98      06/2018; two        $135,395; increases         None             (16)
(the  "Birmingham                                       ten-year renewal    by 10% after the
Property ")                                             options             fifth lease year and
Existing restaurant                                                         after every five
                                                                            years thereafter
The  Birmingham  during
the lease  Property is
located on term the north
side of Medford  Drive
and the south  side of
Orchard  Road,  in
Birmingham,  Jefferson
County,  Alabama,  in
an area  of  mixed retail,
commercial,  and
residential development.
Other  fast-food,  family-
style,  and  casual  dining
restaurants located  in
proximity  to  the
Birmingham   Property
include  a  Denny's,  a
Chick-Fil-A, and a local
restaurant.


                                      -52-






Steak & Ale (14) (15)    $1,618,605       06/16/98      06/2018; two        $165,907; increases         None             (16)
(the  "College Park                                     ten-year renewal    by 10% after the
Property ")                                             options             fifth lease year and
Existing restaurant                                                         after every five
                                                                            years thereafter
The College Park                                                            during the lease
Property is located on                                                      term
the northwest quadrant
of Virginia Avenue
and Harrison Road, in
College Park, Fulton
County, Georgia, in an
area of mixed retail,
commercial, and
residential
development.  Other
fast-food, family-style,
and casual dining
restaurants located in
proximity to the
College Park Property
include a Waffle
House, a Hardee's, a
KFC, a Blimpie's, and
several local
restaurants.




                                                          Lease Expira-
Property Location and       Purchase         Date           tion and               Minimum         Percentage           Option
---------------------
Competition                 Price (1)      Acquired      Renewal Options       Annual Rent (2)        Rent            To Purchase
-----------               ------------     --------      ---------------       ---------------     ----------         -----------
Steak & Ale (14) (15)    $1,534,884       06/16/98      06/2018; two        $157,326; increases         None             (16)
(the  "Conroe                                           ten-year renewal    by 10% after the
Property ")                                             options             fifth lease year and
Existing restaurant                                                         after every five
                                                                            years thereafter
The Conroe Property is                                                      during the lease
located on the east side                                                    term
of Interstate 45, north
of Highway 105, in
Conroe, Montgomery
County, Texas, in an
area of mixed retail,
commercial, and
residential
development.  Other
fast-food, family-style,
and casual dining
restaurants located in
proximity to the
Conroe Property
include an Outback
Steakhouse, a Ryan's
Family Steak House,
and a local restaurant.


                                      -54-






Steak & Ale (14) (15)    $1,748,837       06/16/98      06/2018; two        $179,256; increases         None             (16)
(the  "Greenville #2                                    ten-year renewal    by 10% after the
Property ")                                             options             fifth lease year and
Existing restaurant                                                         after every five
                                                                            years thereafter
The  Greenville  #2 during
the lease  Property is
located on term the
northeast corner of North
Pleasantburg  Drive and
Villa Drive, in Greenville,
Greenville County, South
Carolina, in an area of
mixed retail,  commercial,
and residential development.
Other  fast-food,  family-
style,  and  casual  dining
restaurants located in
proximity  to the  Greenville
#2 Property  include a Pizza
Hut and a local restaurant.





                                                          Lease Expira-
Property Location and       Purchase         Date           tion and               Minimum         Percentage           Option
---------------------
Competition                 Price (1)      Acquired      Renewal Options       Annual Rent (2)        Rent            To Purchase
-----------               ------------     --------      ---------------       ---------------     ----------         -----------
Steak & Ale (14) (15)    $1,767,442       06/16/98      06/2018; two        $181,163; increases         None             (16)
(the  "Houston #9                                       ten-year renewal    by 10% after the
Property ")                                             options             fifth lease year and
Existing restaurant                                                         after every five
                                                                            years thereafter
The Houston #9                                                              during the lease
Property is located on                                                      term
the southwest corner of
Mangum Road and the
Northwest Freeway, in
Houston, Harris
County, Texas, in an
area of mixed retail,
commercial, and
residential
development.  Other
fast-food, family-style,
and casual dining
restaurants located in
proximity to the
Houston #9 Property
include a Bennigan's,
an Olive Garden, and
several local
restaurants.


                                      -56-






Steak & Ale (14) (15)    $1,837,209       06/16/98      06/2018; two        $188,314; increases         None             (16)
(the  "Houston #10                                      ten-year renewal    by 10% after the
Property ")                                             options             fifth lease year and
Existing restaurant                                                         after every five
                                                                            years thereafter
The Houston #10                                                             during the lease
Property is located on                                                      term
the south side of Katy
Freeway, west of
Wilcrest Drive, in
Houston, Harris
County, Texas, in an
area of mixed retail,
commercial, and
residential
development.  Other
fast-food, family-style,
and casual dining
restaurants located in
proximity to the
Houston #10 Property
include a Carrabba's
Italian Grill and a
local restaurant.


                                                          Lease Expira-
Property Location and       Purchase         Date           tion and               Minimum         Percentage           Option
---------------------
Competition                 Price (1)      Acquired      Renewal Options       Annual Rent (2)        Rent            To Purchase
-----------               ------------     --------      ---------------       ---------------     ----------         -----------
Steak & Ale (14) (15)    $1,372,093       06/16/98      06/2018; two        $140,640; increases         None             (16)
(the  "Huntsville #2                                    ten-year renewal    by 10% after the
Property ")                                             options             fifth lease year and
Existing restaurant                                                         after every five
                                                                            years thereafter
The Huntsville #2 during
the lease Property is
located on term the south
side of University Drive,
east of S.R. 53, in
Huntsville, Madison County,
Alabama, in an area of mixed
retail, commercial, and
residential development.
Other fast-food, family-
style,  and  casual  dining
restaurants  located  in
proximity  to  the Huntsville
#2 Property  include a
Darryl's,  an Olive Garden,
a Quincy's,  and several
local restaurants.


                                      -58-






Steak & Ale (14) (15)    $1,465,116       06/16/98      06/2018; two        $150,174; increases         None             (16)
(the  "Jacksonville #6                                  ten-year renewal    by 10% after the
Property ")                                             options             fifth lease year and
Existing restaurant                                                         after every five
                                                                            years thereafter
The Jacksonville #6                                                         during the lease
Property is located on                                                      term
the west side of
Blanding Boulevard
and the north side of
Youngerman Circle, in
Jacksonville, Duval
County, Florida, in an
area of mixed retail,
commercial, and
residential
development.  Other
fast-food, family-style,
and casual dining
restaurants located in
proximity to the
Jacksonville #6
Property include a
Steak & Ale, an Olive
Garden, a Red Lobster,
a Bennigan's, a
Longhorn Steakhouse,
a Shoney's, and a local
restaurant.




                                                          Lease Expira-
Property Location and       Purchase         Date           tion and               Minimum         Percentage           Option
---------------------
Competition                 Price (1)      Acquired      Renewal Options       Annual Rent (2)        Rent            To Purchase
-----------               ------------     --------      ---------------       ---------------     ----------         -----------
Steak & Ale (14) (15)    $1,395,349       06/16/98      06/2018; two        $143,023; increases         None             (16)
(the  "Maitland                                         ten-year renewal    by 10% after the
Property ")                                             options             fifth lease year and
Existing restaurant                                                         after every five
                                                                            years thereafter
The Maitland Property                                                       during the lease
is located on the                                                           term
northeast corner of
South Orlando Avenue
and Manor Road, in
Maitland, Orange
County, Florida, in an
area of mixed retail,
commercial, and
residential
development.  Other
fast-food, family-style,
and casual dining
restaurants located in
proximity to the
Maitland Property
include a Perkins, a
McDonald's, and a
local restaurant.


                                      -60-






Steak & Ale (14) (15)    $1,418,605       06/16/98      06/2018; two        $145,407; increases         None             (16)
(the  "Mesquite                                         ten-year renewal    by 10% after the
Property ")                                             options             fifth lease year and
Existing restaurant                                                         after every five
                                                                            years thereafter
The Mesquite Property
during the lease is
located on the east
term side of Towne
Crossing  Boulevard,
west of  Interstate
635 and  south of
Interstate  30, in
Mesquite,  Dallas
County,  Texas,  in
an area of mixed retail,
commercial,  and
residential  development.
Other  fast-food,
family-style,  and
casual dining
restaurants located
in proximity to the
Mesquite Property
include a Red Lobster,
an Outback  Steakhouse,
an Olive  Garden,  a Tony
Roma's,  a TGI  Friday's,
a Grady's, a Black-eyed
Pea, a Chili's, and
several local restaurants.




                                                          Lease Expira-
Property Location and       Purchase         Date           tion and               Minimum         Percentage           Option
---------------------
Competition                 Price (1)      Acquired      Renewal Options       Annual Rent (2)        Rent            To Purchase
-----------               ------------     --------      ---------------       ---------------     ----------         -----------
Steak & Ale (14) (15)    $1,674,419       06/16/98      06/2018; two        $171,628; increases         None             (16)
(the  "Miami                                            ten-year renewal    by 10% after the
Property ")                                             options             fifth lease year and
Existing restaurant                                                         after every five
                                                                            years thereafter
The Miami  Property is
during the lease  located
on the term  northwest
side of Southwest 97th
Avenue, east of Route 874
South, in Miami, Dade
County,  Florida, in an
area of mixed  retail,
commercial, and residential
development.  Other fast-food,
family-style,  and casual
dining restaurants located
in proximity to the Miami
Property include a Tony
Roma's and a Boston Market.

Steak & Ale (14) (15)    $1,604,651       06/16/98      06/2018; two        $164,477; increases         None             (16)
(the  "Middletown                                       ten-year renewal    by 10% after the
Property ")                                             options             fifth lease year and
Existing restaurant                                                         after every five
                                                                            years thereafter
The Middletown                                                              during the lease
Property is located on                                                      term
the northwest quadrant
of Highway 35 and
Kings Highway, in
Middletown,
Monmouth County,
New Jersey, in an area
of mixed retail, commercial,
and residential development.
Other  fast-food,  family-
style,  and  casual  dining
restaurants  located  in
proximity to the Middletown
Property include a Wendy's
and a local restaurant.




                                                          Lease Expira-
Property Location and       Purchase         Date           tion and               Minimum         Percentage           Option
---------------------
Competition                 Price (1)      Acquired      Renewal Options       Annual Rent (2)        Rent            To Purchase
-----------               ------------     --------      ---------------       ---------------     ----------         -----------
Steak & Ale (14) (15)    $1,558,140       06/16/98      06/2018; two        $159,709; increases         None             (16)
(the  "Orlando #3                                       ten-year renewal    by 10% after the
Property ")                                             options             fifth lease year and
Existing restaurant                                                         after every five
                                                                            years thereafter
The Orlando #3                                                              during the lease
Property is located on                                                      term
the southwest corner of
North Semoran
Boulevard and East
Colonial Drive, in
Orlando, Orange
County, Florida, in an
area of mixed retail,
commercial, and
residential
development.  Other
fast-food, family-style,
and casual dining
restaurants located in
proximity to the
Orlando #3 Property
include several local
restaurants.


                                      -63-






Steak & Ale (14) (15)    $1,232,558       06/16/98      06/2018; two        $126,337; increases         None             (16)
(the  "Palm Harbor                                      ten-year renewal    by 10% after the
Property ")                                             options             fifth lease year and
Existing restaurant                                                         after every five
                                                                            years thereafter
The Palm  Harbor  during
the lease  Property is
located on term the west
side of U.S. 19 North
within the Fountain Mall
Shopping Center, in Palm
Harbor, Pinellas County,
Florida,  in an area  of
mixed  retail,  commercial,
and  residential development.
Other  fast-food,  family-
style,  and  casual  dining
restaurants located in
proximity to the Palm Harbor
Property  include a Hops
Grill & Bar, a Carrabba's
Italian Grill, and several
local restaurants.




                                                          Lease Expira-
Property Location and       Purchase         Date           tion and              Minimum        Percentage             Option
---------------------
Competition                 Price (1)      Acquired      Renewal Options      Annual Rent (2)       Rent              To Purchase
-----------               ------------     --------      ---------------      ---------------    ----------           -----------
Steak & Ale (14) (15)    $1,116,279       06/16/98      06/2018; two        $114,419; increases        None              (16)
(the  "Pensacola #3                                     ten-year renewal    by 10% after the
Property ")                                             options             fifth lease year and
Existing restaurant                                                         after every five
                                                                            years thereafter
The Pensacola #3                                                            during the lease
Property is located on                                                      term
the south side of
Plantation Road and on
the west side of North
Davis Highway, in
Pensacola, Escambia
County, Florida, in an
area of mixed retail,
commercial, and
residential
development.  Other
fast-food, family-style,
and casual dining
restaurants located in
proximity to the
Pensacola #3 Property
include a Darryl's, a
Bennigan's, and
several local
restaurants.


                                      -65-






Steak & Ale (14) (15)    $1,418,605       06/16/98      06/2018; two        $145,407; increases        None              (16)
(the  "Tulsa Property ")                                ten-year renewal    by 10% after the
Existing restaurant                                     options             fifth lease year and
                                                                            after every five
The Tulsa Property is
years thereafter located
on the during the lease
southeast corner of term
East 51st Street and
Vandalia  Avenue,  in
Tulsa,  Tulsa  County,
Oklahoma, in an area of
mixed retail,  commercial,
and residential development.
Other  fast-food,   family-
style,  and  casual  dining
restaurants  located  in
proximity  to the  Tulsa
Property  include  a Red
Lobster  and  several  local
restaurants.

FOOTNOTES:

(1) The estimated federal income tax basis of the depreciable portion (the building portion) of each of the Properties acquired, and for construction Properties, once the buildings are constructed, is set forth below:

         Property                                Federal Tax Basis        Property                          Federal Tax Basis
         Somerset Property                                $609,000        Fresno #2 Property                       $  573,000
         Pflugerville Property                             668,000        Arab Property                               454,000
         Waxahachie Property                               558,000        Athens Property                             978,018
         Hutchins Property                                 680,000        Conyers Property                            227,000
         Phoenix #4 Property                               371,000        Doraville Property                          826,000
         Columbus #2 Property                              601,000        Jonesboro Property                          691,000
         Atlanta #2 Property                               646,000        Marietta #2 Property                        895,000
         Gun Barrel City Property                          576,000        Norcross Property                           976,000
         Nacogdoches Property                              674,000        Smyrna Property                             654,000
         Glendale Property                                 494,000        Hollywood Property                          988,000
         Warwick Property                                  699,000        Brunswick Property                        1,183,000
         St. Louis Property                                761,000        Knoxville #3 Property                       476,000
         Avondale Property                                 639,000        Orlando #4 Property                       1,387,000
         Columbus #3 Property                              730,000        Atlanta #3 Property                         621,000
         Naperville Property                             1,360,000

(2) Minimum annual rent for each of the Properties became payable on the effective date of the lease, except as indicated below. For the Somerset, Phoenix #4, Columbus #2, Atlanta #2, Knoxville #3, Orlando #4 and Atlanta #3 Properties, minimum annual rent will become due and payable on the earlier of (i) a specific number of days (ranging from 120 to 180) after execution of the lease, (ii) the date the certificate of occupancy for the restaurant is issued, (iii) the date the restaurant opens for business to the public or (iv) the date the tenant receives from the landlord its final funding of the construction costs. For the Brunswick Property, minimum annual rent will become due and payable on the earlier of (i) 180 days after execution of the lease,
         (ii) the date the certificate of occupancy for the restaurant is issued or (iii) the date the restaurant opens for business to the public. During the period commencing with the effective date of the lease to the date minimum annual rent becomes payable for the Somerset, Phoenix #4, Knoxville #3 and Atlanta #3 Properties, as described above, the tenant shall pay monthly interim rent equal to a specified rate per annum (ranging from 10.25% to 11%) of the amount funded by the Company in connection with the purchase and construction of the Properties. During the period commencing with the effective date of the lease to the date minimum annual rent becomes payable for the Columbus #2 and Atlanta #2 Properties, as described above, the tenant shall pay monthly interim rent equal to the product of 325 basis points over the "Applicable Treasury Rate" (US Treasuries with a maturity date of 20 years) multiplied by the amounts funded by the Company in connection with the purchase and construction of the Properties. During the period commencing with the effective date of the lease to the date minimum annual rent becomes payable for the Brunswick Property, as described above, interim rent equal to ten percent per annum of the amount funded by the Company in connection with the purchase and construction of the Properties shall accrue and be payable in a single lump sum at the time of final funding of the construction costs.

(3) The development agreements or lease addendums for the Properties which are to be constructed, provide that construction must be completed no later than the dates set forth below. The maximum cost to the Company (including the purchase price of the land, development costs, and closing and acquisition costs) is not expected to, but may, exceed the amounts set forth below:

         Property                           Estimated Maximum Cost                  Estimated Final Completion Date
         Somerset Property                          $1,129,565                             July 1, 1998
         Pflugerville Property                       1,299,700                             August 31, 1998
         Waxahachie Property                           973,022                             September 9, 1998
         Hutchins Property                             895,688                             September 12, 1998
         Phoenix #4 Property                           822,519                             September 20, 1998
         Columbus #2 Property                        1,013,726                             October 3, 1998
         Atlanta #2 Property                         1,244,240                             October 4, 1998
         Gun Barrel City Property                      811,891                             October 10, 1998
         Nacogdoches Property                          999,670                             October 10, 1998
         St. Louis Property                          1,150,008                             October 11, 1998
         Avondale Property                           1,175,298                             October 27, 1998
         Fresno #2 Property                            972,841                             November 18, 1998
         Brunswick Property                          1,654,127                             December 2, 1998
         Knoxville #3 Property                       1,010,352                             October 3, 1998
         Orlando #4 Property                         2,110,561                             December 5, 1998
         Atlanta #3 Property                           926,114                             December 6, 1998

(4) The "Total Cost" is equal to the sum of (i) the purchase price of the property, (ii) closing costs and (iii) actual development costs incurred under the development agreement or lease addendum.

(5) The lessee of the Pflugerville, Waxahachie, Hutchins, Gun Barrel City, Nacogdoches, St. Louis, Avondale and Fresno #2 Properties is the same unaffiliated lessee.

(6) The Company paid for all construction costs in advance at closing; therefore, minimum annual rent was determined on the date acquired and is not expected to change.

(7) The lessee of the Columbus #2, Atlanta #2 and Arab Properties is the same unaffiliated lessee.

(8) Initial minimum annual rent shall equal the lease rate which is in effect 15 business days prior to the commencement of the annual rent (See footnote 2), multiplied by the amount funded by the Company in connection with the purchase and construction of the Property. Minimum annual rent shall be adjusted upward at the end of every three years after the Company's closing on the Property by the lower of (i) 4.14% of the minimum annual rent or (ii) an amount equal to the product obtained by multiplying the Consumer Price Index by three.

(9) The lessee of the Glendale, Warwick and Columbus #3 Properties is the same unaffiliated lessee.

(10) The tenant of this Property exercised its option under the terms of its lease agreement to substitute an existing Property with this replacement Property. The replacement Property will continue under the terms of the lease of the original Property.

(11) Percentage rent shall be calculated on a calendar year basis (January 1 to December 31).

(12) The lessee of the Athens, Conyers, Doraville, Jonesboro, Marietta #2, Norcross and Smyrna Properties is the same unaffiliated lessee.

(13) The Company acquired an interest in CNL/Lee Vista Joint Venture, a general partnership between the Company and an unaffiliated co-venturer. Based upon anticipated development costs for the Property, the Company expects to own an approximate 68% interest in the CNL/Lee Vista Joint Venture upon completion of construction.

(14) The lessee of the 18 Bennigan's Properties and the 18 Steak & Ale Properties is the same unaffiliated lessee.

(15) The Company and the lessee of 17 of the 18 Bennigan's Properties and the 18 Steak & Ale Properties have agreed that they will treat the leases of these Properties as financing transactions for federal income tax purposes, unless otherwise required by law. As a result, the Company will not be entitled to the depreciation relating to the buildings for federal income tax purposes.

(16) The lessee shall have the option to purchase the Property at any time during the 61st, 121st or 181st month of the lease, the 20th year of the lease and the last 30 days of any renewal term of the lease for prices equal to the purchase price of the Property to the Company plus a specified percentage (ranging from 10 to 30 percent depending on the time the option is exercised). If at the end of the initial lease term, or any subsequent renewal period, the lessee does not elect to purchase the Property or renew the lease, the Company may require the lessee to purchase the Property at a cost equal to the purchase price of the Property to the Company.

PENDING INVESTMENTS

         As of June 16, 1998, the Company had initial commitments to acquire ten properties with purchase prices aggregating approximately $11,600,000. These ten properties include five properties consisting of land and building and five properties consisting of building only. The acquisition of each of these properties is subject to the fulfillment of certain conditions, including, but not limited to, a satisfactory environmental survey and property appraisal. There can be no assurance that any or all of the conditions will be satisfied or, if satisfied, that one or more of these properties will be acquired by the Company. If acquired, the leases of all ten of these properties are expected to be entered into on substantially the same terms described in "Business -- Description of Property Leases."

         In connection with five of the ten properties, the Company anticipates owning only the buildings and not the underlying land. However, the Company anticipates entering into a landlord estoppel agreement with the landlord of the land and a collateral assignment of the ground lease with the lessee in connection with one of the properties, and a tri-party agreement with the lessee and the landlord of the land in connection with the other four properties, in order to provide the Company with certain rights with respect to the land on which the buildings are located.

PORTFOLIO ACQUISITIONS

         The Company may from time to time consider the acquisition of existing portfolios consisting primarily of net-leased restaurant properties, both from unaffiliated third parties and from Affiliates of the Advisor. The acquisition of such portfolios could be made either for cash or securities of the Company or for a combination of both. Any acquisition of a portfolio of properties from an Affiliate of the Advisor would be subject to the approval of the Independent Directors of the Company and, depending upon the size of the potential acquisition, an opinion by a third party that the consideration proposed to be paid by the Company would be fair to the Company from a financial point of view.

DESCRIPTION OF PROPERTY LEASES

         Term of Leases. The following table sets forth the number of Property leases expiring in each year for the Properties owned by the Company as of June 16, 1998. Since lease renewal options are exercisable at the option of the tenant, the table below only presents the year in which the initial lease term expires.

                           Year of Initial Lease
                              Term Expiration                          Number of Properties
                                    2002                                           1
                                    2006                                           1
                                    2008                                           2
                                    2009                                           1
                                    2010                                          10
                                    2011                                          21
                                    2012                                          39
                                    2013                                          12
                                    2014                                           4
                                    2015                                          31
                                    2016                                          61
                                    2017                                          73
                                    2018                                          52
                                    2022                                           1
                                                                                ----

                                    Total                                       309

BORROWING

         As of June 16, 1998, the Company had funded $24,168,103 in Secured Equipment Leases through advances under its Line of Credit and had used $19,000,000 of uninvested net offering proceeds to temporarily reduce the balance outstanding under the Line of Credit pending the investment of such offering proceeds in Properties or Mortgage Loans in order to reduce interest expense incurred by the Company.

SALE OF PROPERTIES

         In May 1998, the Company sold two of its Properties to tenants for a total of approximately $1,233,000. The Company intends to reinvest the net sales proceeds from the sale of these Properties in additional Properties.

         In April and May 1998, a tenant exercised its option under the terms of its lease agreements to substitute three existing Properties with three replacement Properties which were approved by the Company. In conjunction therewith, the Company simultaneously exchanged three Boston Market Properties in Grand Island, Nebraska; Franklin, Tennessee; and Dubuque, Iowa for three replacement Boston Market Properties in Warwick, Rhode Island; Glendale, Arizona; and Columbus, Ohio, respectively. Under the simultaneous exchange agreement, each replacement Property will continue under the terms of the leases of the original properties. All closing costs were paid by the tenant. The Company accounted for these transactions as non-monetary exchanges of similar productive assets and recorded the acquisitions of the replacement Properties at the net book value of the original Properties. No gain or loss was recognized due to these transactions being accounted for as non-monetary exchanges of similar assets.


                             SELECTED FINANCIAL DATA

         The following table sets forth certain financial information for the Company, and should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the Financial Statements included in Exhibit B.

                                                                                                        May 2,
                                                                                                      1994 (Date
                                                                                                     of Inception)
                                    Quarter Ended                                                       through
                              March 31, 1998   March 31, 1997        Year Ended December 31,          December 31,
                               (Unaudited)     (Unaudited)         1997         1996        1995         1994
                            -----------------------------------------------------------------------------------------
Revenues                        $8,327,804       $2,939,558     $19,457,933  $6,206,684     $659,131   $      -
Net earnings                     6,520,029        2,251,842      15,564,456   4,745,962      368,779          -
Cash distributions declared (1)  7,281,343        2,693,357      16,854,297   5,436,072      638,618          -
Funds from operations (2)        7,292,795        2,489,181      17,348,723   5,257,040      469,097          -
Earnings per Share                 0.17             0.14            0.66        0.59          0.19            -
Cash distributions declared per
Share                              0.19             0.18            0.74        0.71          0.31            -
Weighted average number of
   Shares outstanding (3)       39,240,871       15,630,532      23,423,868   8,071,670     1,898,350         -


                              March 31, 1998  March 31, 1997  December 31,  December 31,   December 31, December 31,
                               (Unaudited)     (Unaudited)       1997          1996           1995          1994

Total assets                   $394,757,976   $167,722,361   $339,077,762   $134,825,048  $33,603,084    $929,585
Total stockholders' equity      379,958,008    155,890,787    321,638,101    122,867,427   31,980,648     200,000


         (1) Approximately 13 percent, 25 percent, eight percent, 13 percent and 42 percent of cash distributions ($0.02, $0.05, $0.06, $0.09 and $0.13 per Share) for the quarters ended March 31,

                  1998 and 1997, and the years ended December 31, 1997, 1996 and 1995, respectively, represent a return of capital in accordance with generally accepted accounting principles ("GAAP"). Cash distributions treated as a return of capital on a GAAP basis represent the amount of cash distributions in excess of accumulated net earnings on a GAAP basis. The Company has not treated such amount as a return of capital for purposes of calculating Invested Capital and the Stockholders' 8% Return.

         (2) Funds from operations ("FFO"), based on the revised definition adopted by the Board of Governors of the National Association of Real Estate Investment Trusts ("NAREIT") and as used herein, means net earnings determined in accordance with generally accepted accounting principles ("GAAP"), excluding gains or losses from debt restructuring and sales of property, plus depreciation and amortization of real estate assets, and after adjustments for unconsolidated partnerships and joint ventures. (Net earnings determined in accordance with GAAP include the noncash effect of straight-lining rent increases throughout the lease term and/or rental payments during the construction of a property prior to the date it is placed in service. Straight-lining rent is a GAAP convention requiring real estate companies to report rental revenue based on the average rent per year over the life of the lease. During the quarters ended March 31, 1998 and 1997, and the years ended December 31, 1997, 1996 and 1995, net earnings included $756,198, $275,492, $1,941,054, $517,067 and $39,142,
                  respectively, of these amounts.) FFO was developed by NAREIT as a relative measure of performance and liquidity of an equity REIT in order to recognize that income-producing real estate historically has not depreciated on the basis determined under GAAP. However, FFO (i) does not represent cash generated from operating activities determined in accordance with GAAP (which, unlike FFO, generally reflects all cash effects of transactions and other events that enter into the determination of net earnings), (ii) is not necessarily indicative of cash flow available to fund cash needs and (iii) should not be considered as an alternative to net earnings determined in accordance with GAAP as an indication of the Company's operating performance, or to cash flow from operating activities determined in accordance with GAAP as a measure of either liquidity or the Company's ability to make distributions. Accordingly, the Company believes that in order to facilitate a clear understanding of the consolidated historical operating results of the Company, FFO should be considered in conjunction with the Company's net earnings and cash flows as reported in the accompanying consolidated financial statements and notes thereto. See Exhibit B.

         (3) The weighted average number of Shares outstanding is based upon the period the Company was operational.


                     MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                       FINANCIAL CONDITION OF THE COMPANY

INTRODUCTION

         The Company is a Maryland corporation that was organized on May 2, 1994, to acquire Properties, directly or indirectly through Joint Venture or co-tenancy arrangements, to be leased on a long-term, "triple-net" basis to operators of certain Restaurant Chains. In addition, the Company provides Mortgage Loans for the purchase of buildings, generally by borrowers that lease the underlying land from the Company. To a lesser extent, the Company offers Secured Equipment Leases to operators of Restaurant Chains. The following information should be read in conjunction with the section of the Prospectus entitled "Management's Discussion and Analysis of Financial Condition of the Company."

LIQUIDITY AND CAPITAL RESOURCES

         The Company was formed in May 1994, at which time the Company received initial capital contributions of $200,000 for 20,000 shares of Common Stock from the Advisor. In April 1995, the Company commenced a public offering for the sale of up to 16,500,000 Shares of Common Stock ($165,000,000), the net proceeds of which were used to invest in Properties and Mortgage Loans. Of the 16,500,000 Shares of Common Stock offered, 1,500,000 Shares ($15,000,000) were available only to stockholders who elected to participate in the Company's Reinvestment Plan. Upon completion of its Initial Offering on February 6, 1997, the Company had received subscription proceeds of $150,591,765 (15,059,177 Shares), including 59,177 Shares ($591,765) issued pursuant to the Company's Reinvestment Plan.

         Following the completion of its Initial Offering, the Company commenced the 1997 Offering of up to 27,500,000 Shares of Common Stock ($275,000,000), the net proceeds of which were used or will be used to invest in Properties and Mortgage Loans. Of the 27,500,000 Shares of Common Stock offered, 2,500,000 ($25,000,000) were available only to stockholders who elected to participate in the Company's Reinvestment Plan. Upon completion of its 1997 Offering on March 2, 1998, the Company had received subscription proceeds of $251,872,648 (25,187,265 Shares), including 187,265 Shares ($1,872,648) issued pursuant to the Company's Reinvestment Plan.

         Following the completion of its 1997 Offering, the Company commenced this offering of up to 34,500,000 Shares of Common Stock ($345,000,000). Of the 34,500,000 Shares of Common Stock being offered, 2,000,000 ($20,000,000) are available only to stockholders who elect to participate in the Company's Reinvestment Plan. As of March 31, 1998, the Company had received subscription proceeds of $25,040,047 (2,504,005 Shares) from this offering, including 81,266 Shares ($812,663) issued pursuant to the Reinvestment Plan.

         As of March 31, 1998, the Company had received aggregate subscription proceeds of $427,504,460 (42,750,446 Shares) from its Initial Offering, 1997 Offering and this offering, including 327,708 Shares ($3,277,076) issued pursuant to the Reinvestment Plan. Net proceeds to the Company from its Initial Offering, 1997 Offering, and this offering, after deduction of selling commissions, marketing support and due diligence expense reimbursement fees, and organizational and offering expenses, totalled $382,949,112 as of March 31, 1998.

         During the quarter ended March 31, 1998, approximately $19,900,000 of net offering proceeds were used to invest, or committed for investment, in 11 Properties (all of which were under construction or renovation as of March 31, 1998) and to pay acquisition fees to the Advisor totalling $2,959,864, as well as certain acquisition expenses.

         In connection with the 17 Properties under construction or renovation at March 31, 1998 (six of which were under construction at December 31, 1997), the Company has entered into various development agreements with tenants which provide terms and specifications for the construction of buildings. The agreements provide a maximum amount of development costs (including the purchase price of the land and closing costs) to be paid by the Company. The aggregate maximum development costs the Company has agreed to pay are approximately $21,894,000, of which approximately $16,659,000 had been incurred as of March 31, 1998. The buildings under construction or renovation as of March 31, 1998, are expected to be operational by September 1998. In connection with the purchase of each Property, the Company, as lessor, entered into a long-term lease agreement.

         During the quarter ended March 31, 1998, the Company received advances totalling $239,986 under the Line of Credit to provide equipment financing. The balance of the Line of Credit was $2,699,029 as of March 31, 1998. The Company expects to obtain additional advances under the Line of Credit to fund future equipment financing requirements and from time to time may purchase Properties and fund Mortgage Loans.

         During the period April 1, 1998 through June 16, 1998, the Company received subscription proceeds for an additional 7,247,822 Shares ($72,478,219) of Common Stock. In addition, during the period April 1, 1998 through June 16, 1998, the Company acquired 56 Properties (11 of which are under construction) for cash at a total cost of approximately $83,183,000, excluding development and closing costs. The development costs (including the purchase of the land and closing costs) to be paid by the Company relating to the 11 Properties under construction are estimated to be approximately $13,069,000. In connection with the purchase of each of the 11 Properties, the Company, as lessor, entered into a long-term lease agreement. The buildings under construction are expected to be operational by December 1998.

         In May 1998, the Company sold two of its Properties to tenants for a total of approximately $1,233,000. The Company intends to reinvest the net sales proceeds from the sale of these Properties in additional Properties. In addition, in April and May 1998, a tenant exercised its option under the terms of its lease agreements to substitute three existing Properties with three replacement Properties which were approved by the Company. In conjunction therewith, the Company simultaneously exchanged three Boston Market Properties in Grand Island, Nebraska; Franklin, Tennessee; and Dubuque, Iowa, for three replacement Boston Market Properties in Warwick, Rhode Island; Glendale, Arizona; and Columbus, Ohio, respectively. Under the simultaneous exchange agreement, each replacement Property will continue under the terms of the leases of the original properties. All closing costs were paid by the tenant. The Company accounted for these transactions as non-monetary exchanges of similar productive assets and recorded the acquisitions of the replacement Properties at the net book value of the original Properties. No gain or loss was recognized due to these transactions being accounted for as non-monetary exchanges of similar assets.

         As of June 16, 1998, the Company had received aggregate subscription proceeds of $499,982,679 (49,998,268 Shares) from the Initial Offering, the 1997 Offering and this offering, including $3,277,028 (327,703 Shares) through its Reinvestment Plan. As of June 16, 1998, the Company had invested or committed for investment approximately $375,600,000 of aggregate net offering proceeds in 309 Properties, in providing mortgage financing through Mortgage Loans and in paying acquisition fees and certain acquisition expenses, leaving approximately $73,800,000 in aggregate net offering proceeds available for investment in Properties and Mortgage Loans.

         The Company currently is negotiating to acquire additional Properties, but as of June 16, 1998 had not acquired any such Properties.

         The Company expects to use uninvested Net Offering Proceeds from this offering, plus any Net Offering Proceeds from the sale of additional Shares in this offering, to purchase additional Properties, to fund construction and renovation costs relating to the Properties under construction and to make Mortgage Loans. The Company does not intend to use Net Offering Proceeds to fund Secured Equipment Leases; however, from time to time the Company may use uninvested Net Offering Proceeds to repay a portion of or all of the balance outstanding under the Line of Credit pending the investment of such offering proceeds in Properties or Mortgage Loans in order to reduce the Company's interest cost during such period. The Company expects to fund the Secured Equipment Leases with proceeds from the Line of Credit. The number of Properties to be acquired and Mortgage Loans to be entered into will depend upon the amount of Net Offering Proceeds available to the Company, although the Company is expected to have a total portfolio of 670 to 730 Properties if the maximum number of Shares are sold in this offering. The Company intends to limit equipment financing to ten percent of the aggregate gross offering proceeds from its offerings.

         Properties are leased on a triple-net basis, meaning that tenants are generally required to pay all repairs and maintenance, property taxes, insurance and utilities. Rental payments under the leases are expected to exceed the Company's Operating Expenses. For these reasons, no short-term or long-term liquidity problems currently are anticipated by management.

         Until Properties are acquired or Mortgage Loans are entered into, Net Offering Proceeds are held in short-term, highly liquid investments which management believes to have appropriate safety of principal. This investment strategy provides high liquidity in order to facilitate the Company's use of these funds to acquire Properties or to fund Mortgage Loans at such time as suitable Properties and investments in Mortgage Loans are identified. At March 31, 1998, the Company had $91,674,397 invested in such short-term investments (including a certificate of deposit in the amount of $2,000,000) as compared to $49,595,001 (including a certificate of deposit in the amount of $2,000,000) at December 31, 1997. The increase in the amount invested in short-term investments is primarily attributable to the receipt of subscription proceeds during the quarter ended March 31, 1998. These funds will be used primarily to purchase and develop or renovate Properties (directly or indirectly through joint venture arrangements), to make Mortgage Loans, to pay offering and acquisition costs, to pay Distributions to stockholders, to temporarily reduce amounts outstanding under the Line of Credit pending the investment of Net Offering Proceeds, to pay Company expenses, and, in management's discretion, to create cash reserves.

         During the quarters ended March 31, 1998 and 1997, Affiliates of the Company incurred on behalf of the Company $773,668 and $593,489, respectively, for certain offering expenses, $207,564 and $220,259, respectively, for certain acquisition expenses, and $159,137 and $170,039, respectively, for certain Operating Expenses. As of March 31, 1998, the Company owed the Advisor and its Affiliates $2,047,740 for such amounts, unpaid fees and administrative expenses. As of June 16, 1998, the Company had reimbursed all such amounts. The Advisor has agreed to pay or reimburse to the Company all Offering Expenses in excess of three percent of the gross proceeds from this offering. As of March 31, 1998, the Offering Expenses had not exceeded this amount.

         During the quarters ended March 31, 1998 and 1997, the Company generated cash from operations (which includes cash received from tenants and interest and other income received, less cash paid for Operating Expenses) of $8,259,316 and $2,717,456, respectively. Based primarily on cash from operations, the Company declared and paid Distributions to its stockholders of $7,280,777 and $2,693,357 during the quarters ended March 31, 1998 and 1997, respectively. In addition, on April 1, 1998 and May 1, 1998, the Company declared Distributions to its stockholders totalling $2,728,560 and $2,902,652, respectively, payable in June 1998. For the quarters ended March 31, 1998 and 1997, approximately 87 and 75 percent, respectively, of the Distributions received by stockholders were considered to be ordinary income and approximately 13 and 25 percent, respectively, were considered a return of capital for federal income tax purposes. However, no amounts distributed or to be distributed to the stockholders as of May 1, 1998, are required to be or have been treated by the Company as a return of capital for purposes of calculating the Stockholders' Return on their Invested Capital.

         Management believes that the Properties are adequately covered by insurance. In addition, the Advisor has obtained contingent liability and property coverage for the Company. This insurance policy is intended to reduce the Company's exposure in the unlikely event a tenant's insurance policy lapses or is insufficient to cover a claim relating to a Property.

         The Company's investment strategy of acquiring Properties for cash and leasing them under triple-net leases to operators who meet specified financial standards is expected to minimize the Company's other Operating Expenses.

         Due to the fact that the Properties are leased on a long-term, triple-net basis, management does not believe that working capital reserves are necessary at this time. Management has the right to cause the Company to maintain reserves if, in their discretion, they determine such reserves are required to meet the Company's working capital needs.

         Management expects that the cash generated from operations will be adequate to pay Operating Expenses.

RESULTS OF OPERATIONS

         As of March 31, 1998, the Company and its consolidated joint venture, CNL/Corral South Joint Venture (hereinafter, collectively referred to as the "Company"), had purchased and entered into long-term, triple-net leases for 255 Properties. The Property leases provide for minimum base annual rental payments ranging from approximately $58,900 to $467,500, which are payable in monthly installments. In addition, certain leases provide for percentage rent based on sales in excess of a specified amount. The majority of the leases also provide that, commencing in generally the sixth lease year, the annual base rent required under the terms of the leases will increase. In connection therewith, the Company earned $6,678,698 in rental income from operating leases and earned income from direct financing leases from 255 Properties and 27 Secured Equipment Leases during the quarter ended March 31, 1998, and $2,089,785 from 105 Properties and 11 Secured Equipment Leases during the quarter ended March 31, 1997. Because the Company has not yet acquired all of its Properties and certain Properties were under construction as of March 31, 1998, revenues for the quarter ended March 31, 1998, represent only a portion of revenues which the Company is expected to earn in future periods.

         During the quarters ended March 31, 1998 and 1997, the Company also earned $1,216,029 and $474,416, respectively, in interest income from promissory notes relating to Secured Equipment Leases entered into in October 1997, from investments in money market accounts or other short-term, highly liquid investments and other income. Interest income is expected to increase as the Company invests Net Offering Proceeds received in the future relating to this offering in short-term, highly liquid investments pending investment in Properties and Mortgage Loans. However, as Net Offering Proceeds are invested in Properties and used to make Mortgage Loans, interest income from investments in money market accounts or other short-term, highly liquid investments is expected to decrease.

         Operating Expenses, including depreciation and amortization expense, were $1,800,007 and $679,823 for the quarters ended March 31, 1998 and 1997, respectively. Total Operating Expenses increased primarily as a result of the Company owning additional Properties during the quarter ended March 31, 1998, as compared to the quarter ended March 31, 1997. General and administrative expenses as a percentage of total revenues is expected to decrease as the Company acquires additional Properties, invests in additional Mortgage Loans and the Properties under construction and renovation become operational. However, Asset Management Fees and depreciation and amortization expense are expected to increase as the Company invests in additional Properties and Mortgage Loans.

         Effective January 1, 1998, the Company adopted Statement of Financial Accounting Standards No. 130, "Reporting Comprehensive Income." This Statement requires the reporting of net earnings and all other changes to equity during the period, except those resulting from investments by owners and distributions to owners, in a separate statement that begins with net earnings. Currently, the Company's only component of comprehensive income is net earnings.


                              CERTAIN TRANSACTIONS

         The following presents information from March 3, 1998 through June 16, 1998, unless otherwise noted. For information for the years ended December 31, 1995, 1996 and 1997, and the period January 1, 1998 through March 2, 1998, see the section of the Prospectus entitled "Certain Transactions."

         The Managing Dealer is entitled to receive Selling Commissions amounting to 7.5% of the total amount raised from the sale of Shares of Common Stock for services in connection with the offering of Shares, a substantial portion of which has been or will be paid as commissions to other broker-dealers. For the period March 3, 1998 through June 16, 1998, the Company incurred $7,313,870 of such fees in connection with this offering, of which approximately $6,705,256 was paid by the Managing Dealer as commissions to other broker-dealers.

         In addition, the Managing Dealer is entitled to receive a marketing support and due diligence expense reimbursement fee equal to 0.5% of the total amount raised from the sale of Shares, a portion of which may be reallowed to other broker-dealers. For the period March 3, 1998 through June 16, 1998, the Company incurred $487,591 of such fees in connection with this offering, substantially all of which were reallowed to other broker-dealers and from which all bona fide due diligence expenses were paid.

         The Advisor is entitled to receive Acquisition Fees for services in identifying the Properties and structuring the terms of the acquisition and leases of the Properties and structuring the terms of the Mortgage Loans equal to 4.5% of the total amount raised from the sale of Shares. For the period March 3, 1998 through June 16, 1998, the Company incurred $4,388,322 of such fees in connection with this offering.

         For negotiating Secured Equipment Leases and supervising the Secured Equipment Lease program, the Advisor is entitled to receive from the Company a one-time Secured Equipment Lease Servicing Fee of two percent of the purchase price of the Equipment that is the subject of a Secured Equipment Lease. For the period March 3, 1998 through June 16, 1998, the Company incurred $14,899 in such fees.

         The Company and the Advisor have entered into an Advisory Agreement pursuant to which the Advisor will receive a monthly Asset Management Fee of one-twelfth of 0.60% of the Company's Real Estate Asset Value, plus one-twelfth of 0.60% of the total principal amount of the Company's Mortgage Loans, as of the end of the preceding month. The Asset Management Fee, which will not exceed fees which are competitive for similar services in the same geographic area, may or may not be taken, in whole or in part as to any year, in the sole discretion of the Advisor. All or any portion of the Asset Management Fee not taken as to any fiscal year shall be deferred without interest and may be taken in such other fiscal year as the Advisor shall determine. For the five months ended May 31, 1998, the Company incurred $624,301 of such fees, $16,398 of which has been capitalized as part of the cost of the buildings for Properties that have been or are being constructed.

         The Advisor and its Affiliates provide administrative services to the Company (including administrative services in connection with the offering of Shares) on a day-to-day basis. For the quarter ended March 31, 1998, the Company incurred a total of $981,842 for these services, $718,948 of such costs representing stock issuance costs and $262,894 representing general operating and administrative expenses, including costs related to preparing and distributing reports required by the Securities and Exchange Commission.

         During the quarter ended March 31, 1998, the Company incurred Construction Fees totalling $60,869 in connection with the acquisition of three Properties that were constructed or renovated by an Affiliate. Such fees were included in the purchase prices of the Properties and therefore included in the basis on which the Company charges rent on the Properties.

         The Advisor and the Managing Dealer are wholly owned subsidiaries of CNL Group, Inc., of which James M. Seneff, Jr., Chairman of the Board and Chief Executive Officer of the Company, and his spouse are the sole stockholders.

         All of these fees were paid in accordance with the provisions of the Company's Articles of Incorporation.


                               DISTRIBUTION POLICY

DISTRIBUTIONS

         The following table reflects the total Distributions and Distributions per Share declared and paid by the Company for each month since the Company commenced operations.

                     1995                    1996                         1997                  1998
                     ----                    ----                         ----                  ----
Month       Total         Per Share   Total         Per Share   Total          Per Share     Total      Per Share
-----    -----------      -------------------       --------------------       ---------   ---------    ---------
January  $        -      $      -       $225,354  $0.058300     $  827,978    $0.059375    $2,299,704    $0.063540
February          -             -        255,649   0.058300        884,806     0.059375     2,423,262     0.063540
March             -             -        287,805   0.058300        980,573     0.060416     2,558,377     0.063540
April             -             -        323,721   0.058300      1,091,142     0.061458
May               -             -        368,155   0.058300      1,202,718     0.062500
June           15,148     0.030000       407,803   0.058300      1,295,253     0.062500
July           30,682     0.030000       458,586   0.059375      1,403,187     0.062500
August         57,739     0.035000       517,960   0.059375      1,516,980     0.062500
September      84,467     0.050000       558,394   0.059375      1,677,332     0.063540
October       104,733     0.050000       615,914   0.059375      1,844,923     0.063540
November      155,665     0.058300       683,907   0.059375      1,991,289     0.063540
December      190,184     0.058300       732,824   0.059375      2,138,116     0.063540


         The Company intends to make regular Distributions to stockholders. The payment of Distributions commenced in July 1995. Distributions will be made to those stockholders who are stockholders as of the record date selected by the Directors. Distributions will be declared monthly and paid on a quarterly basis during the offering period and declared and paid quarterly thereafter. The
Company is required to distribute annually at least 95% of its real estate investment trust taxable income to maintain its objective of qualifying as a REIT. Generally, income distributed will not be taxable to the Company under federal income tax laws if the Company complies with the provisions relating to qualification as a REIT. If the cash available to the Company is insufficient to pay such Distributions, the Company may obtain the necessary funds by borrowing, issuing new securities, or selling assets. These methods of obtaining funds could affect future Distributions by increasing operating costs. To the extent that Distributions to stockholders exceed earnings and profits, such amounts constitute a return capital for federal income tax purposes, although such Distributions will not reduce stockholders' aggregate Invested Capital. For the quarter ended March 31, 1998 and the years ended December 31, 1997, 1996 and 1995, the Company declared and made Distributions totalling $7,281,343, $16,854,297, $5,436,072 and $638,618, respectively, of which 87%, 93.33%, 90.25% and 59.82%, respectively, of such amounts were characterized as ordinary income and 13%, 6.67%, 9.75% and 40.18%, respectively, were characterized as return of capital for federal income tax purposes. In addition, in April, May and June 1998, the Company declared distributions to its stockholders totalling $2,728,806, $2,902,508 and $3,080,149, respectively, payable in June 1998. However, no amounts distributed to stockholders as of March 31, 1998, are required to be or have been treated by the Company as a return of capital for purposes of calculating the stockholders' return on their Invested Capital. Due to the fact that the Company had not acquired all of its Properties and was still in its offering period as of March 31, 1998, the characterization of Distributions for federal income tax purposes is not necessarily considered by management to be representative of the characterization of Distributions in future years. Distributions in kind shall not be permitted, except for distributions of readily marketable securities; distributions of beneficial interests in a liquidating trust established for the dissolution of the Company and the liquidation of its assets in accordance with the terms of the Articles of Incorporation; or distributions of in-kind property as long as the Directors (i) advise each stockholder of the risks associated with direct ownership of the property; (ii) offer each stockholder the election of receiving in-kind property distributions; and (iii) distribute in-kind property only to those stockholders who accept the Directors' offer.


                                 SUMMARY OF THE
                      ARTICLES OF INCORPORATION AND BYLAWS

DESCRIPTION OF CAPITAL STOCK

         At the Company's annual meeting of stockholders held on May 4, 1998, the stockholders approved amendments to the Company's Amended and Restated Articles of Incorporation increasing the number of authorized shares of capital stock from 156,000,000 shares (consisting of 75,000,000 shares of Common Stock, 3,000,000 shares of Preferred Stock and 78,000,000 Excess Shares) to 206,000,000 shares (consisting of 125,000,000 shares of Common Stock, 3,000,000 shares of Preferred Stock and 78,000,000 Excess Shares). As of June 16, 1998, the Company had 50,018,268 shares of Common Stock outstanding (including 20,000 issued to the Advisor prior to the commencement of the Initial Offering and 327,703 issued pursuant to the Reinvestment Plan) and no Preferred Stock or Excess Shares outstanding.

                                    EXHIBIT B



                   PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

                                       AND

                   CONDENSED CONSOLIDATED FINANCIAL STATEMENTS



                                       OF



                       CNL AMERICAN PROPERTIES FUND, INC.
                                 AND SUBSIDIARY


THE PRO FORMA CONSOLIDATED FINANCIAL
STATEMENTS AND THE CONDENSED CONSOLIDATED
FINANCIAL STATEMENTS INCLUDED IN THIS EXHIBIT B
UPDATE EXHIBIT B TO THE PROSPECTUS, DATED MAY
12, 1998.

                       CNL AMERICAN PROPERTIES FUND, INC.
                                 AND SUBSIDIARY

                      INDEX TO UPDATED FINANCIAL STATEMENTS


                                                                                                        Page
Pro Forma Consolidated Financial Information (unaudited):

   Pro Forma Consolidated Balance Sheet as of March 31, 1998                                            B-2

   Pro Forma Consolidated Statement of Earnings for the quarter ended March 31, 1998                    B-3

   Pro Forma Consolidated Statement of Earnings for the year ended December 31, 1997                    B-4

   Notes to Pro Forma Consolidated Financial Statements for the quarter ended March 31,
   1998 and the year ended December 31, 1997                                                              B-5

Updated Unaudited Condensed Consolidated Financial Statements:

   Condensed Consolidated Balance Sheets as of March 31, 1998 and December 31, 1997                     B-9

   Condensed Consolidated Statements of Earnings for the quarters ended March 31, 1998
      and 1997                                                                                          B-10

   Condensed Consolidated Statements of Stockholders' Equity for the quarter ended March 31, 1998 and the year ended December 31, 1997 B-11

   Condensed Consolidated Statements of Cash Flows for the quarters ended March 31, 1998
      and 1997                                                                                          B-12

   Notes to Condensed Consolidated Financial Statements for the quarters ended March 31,
      1998 and 1997                                                                                     B-14



                  PRO FORMA CONSOLIDATED FINANCIAL INFORMATION


         The following Pro Forma Consolidated Balance Sheet of the Company gives effect to (i) property acquisition transactions from inception through March 31, 1998, including the receipt of $427,504,460 in gross offering proceeds from the sale of 42,750,446 shares of common stock and the application of such proceeds to purchase 255 properties (including 190 properties which consist of land and building, one property through a joint venture arrangement which consists of land and building, 20 properties which consist of building only and 44 properties which consist of land only), 17 of which were under construction at March 31, 1998, to provide mortgage financing to the lessees of the 44 properties consisting of land only, and to pay organizational and offering expenses, acquisition fees and miscellaneous acquisition expenses, (ii) the receipt of $72,478,219 in gross offering proceeds from the sale of 7,247,822 additional shares of common stock during the period April 1, 1998 through June 16, 1998, (iii) the receipt of net sales proceeds in the amount of $1,233,479 relating to the sale of two properties (both on which a restaurant was being developed) during the period April 1, 1998 through June 16, 1998 (iv) the application of such funds and $48,083,010 of cash and cash equivalents at March 31, 1998 to purchase 56 additional properties acquired during the period April 1, 1998 through June 16, 1998 (11 of which are under construction and consist of land and building and 45 which consist of land and building), to pay additional costs for the 17 properties under construction at March 31, 1998, to pay offering expenses, acquisition fees and miscellaneous acquisition expenses, (v) the acquisition of an interest in a joint venture to own real property and (vi) the application of such funds to purchase ten properties, including five properties consisting of land and building and five properties consisting of building only, for which the Company has made initial commitments to acquire as of June 16, 1998, all as reflected in the pro forma adjustments described in the related notes. The Pro Forma Consolidated Balance Sheet as of March 31, 1998,
includes the transactions described in (i) above from the historical consolidated balance sheet, adjusted to give effect to the transactions in (ii),
(iii), (iv), (v) and (vi) above, as if they had occurred on March 31, 1998.

         The Pro Forma Consolidated Statements of Earnings for the quarter ended March 31, 1998 and the year ended December 31, 1997, include the historical operating results of the properties described in (i) above from the dates of their acquisitions plus operating results for four of the properties that were acquired by the Company during the period January 1, 1997 through June 16, 1998, and had a previous rental history prior to the Company's acquisition of such properties, from (A) the later of (1) the date the property became operational as a rental property by the previous owner or (2) January 1, 1997, to (B) the earlier of (1) the date the property was acquired by the Company or (2) the end of the pro forma period presented. No pro forma adjustments have been made to the Pro Forma Consolidated Statements of Earnings for the remaining properties acquired by the Company during the period January 1, 1997 through June 16, 1998, or the properties for which the Company has made initial commitments to acquire as of June 16, 1998, due to the fact that these properties did not have a previous rental history.

         This pro forma consolidated financial information is presented for informational purposes only and does not purport to be indicative of the Company's financial results or condition if the various events and transactions reflected therein had occurred on the dates, or been in effect during the periods, indicated. This pro forma consolidated financial information should not be viewed as predictive of the Company's financial results or conditions in the future.

                       CNL AMERICAN PROPERTIES FUND, INC.
                                 AND SUBSIDIARY
                 UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
                                 MARCH 31, 1998


                                                                                 Pro Forma
            ASSETS                                        Historical            Adjustments           Pro Forma
Land and buildings on operating
  leases, less accumulated
  depreciation                                           $214,371,528          $ 30,704,096 (a)
                                                                                  5,794,643 (b)
                                                                                 (1,233,479)(c)      $249,636,788
Net investment in direct
  financing leases (e)                                     50,282,444            62,627,546 (a)
                                                                                  6,374,107 (b)       119,284,097
Investment in joint venture                                        -              1,508,650 (d)         1,508,650
Cash and cash equivalents                                  89,666,093           (35,101,071)(a)
                                                                                (11,550,000)(b)
                                                                                  1,233,479 (c)
                                                                                 (1,431,939)(d)        42,816,562
Certificates of deposit                                     2,008,304                                   2,008,304
Receivables, less allowance for
  doubtful accounts of $51,835
  and $99,964 respectively                                    499,194                                     499,194
Mortgage notes receivable                                  17,537,978                                  17,537,978
Equipment notes receivable                                 13,005,058                                  13,005,058
Accrued rental income                                       2,410,494                                   2,410,494
Other assets                                                4,976,883            (1,484,158)(a)
                                                                                   (618,750)(b)
                                                                                    (76,711)(d)         2,797,264
                                                         ------------          ------------          ------------

                                                         $394,757,976          $ 56,746,413           $451,504,389
                                                         ============          ============           ============

LIABILITIES AND STOCKHOLDERS' EQUITY

Liabilities:
  Line of credit                                          $ 2,699,029                                $  2,699,029
  Accrued construction costs
    payable                                                 7,759,202          $ (7,759,202)(a)                  -
  Accounts payable and other
    accrued expenses                                          319,573                                     319,573
  Due to related parties                                    2,047,740                                   2,047,740
  Rents paid in advance                                       871,957                                     871,957
  Deferred rental income                                      776,016                                     776,016
  Other payables                                               42,359                                      42,359
                                                        -------------           ------------            -----------
      Total liabilities                                    14,515,876           ( 7,759,202)             6,756,674
                                                        -------------           ------------            -----------

Minority interest                                             284,092                                     284,092
                                                        -------------         ------------              ------------

Stockholders' equity:
  Preferred stock, without par
    value.  Authorized and unissued
    3,000,000 shares                                               -                                           -
  Excess shares, $0.01 par value per
    share.  Authorized and unissued
    78,000,000 shares                                              -                                           -
  Common stock, $0.01 par value per
    share.  Authorized 75,000,000
    shares; issued and outstanding
    42,770,446 shares; issued and
    outstanding, as adjusted,
    50,018,268 shares                                         427,704                72,478 (a)           500,182
  Capital in excess of par value                          382,541,408            64,433,137 (a)       446,974,545
  Accumulated distributions in
    excess of net earnings                                 (3,011,104)                                 (3,011,104)
                                                         ------------         ------------           ------------

                                                          379,958,008           64,505,615            444,463,623
                                                         ------------         ------------           ------------

                                                         $394,757,976         $ 56,746,413           $451,504,389
                                                         ============         ============           ============




           See accompanying notes to unaudited pro forma consolidated financial statements.

                       CNL AMERICAN PROPERTIES FUND, INC.
                                 AND SUBSIDIARY
             UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF EARNINGS
                          QUARTER ENDED MARCH 31, 1998


                                                                                  Pro Forma
                                                            Historical            Adjustments          Pro Forma
Revenues:
  Rental income from
    operating leases                                        $ 5,316,026            $  36,914 (1)      $ 5,352,940
  Earned income from
    direct financing leases (6)                               1,362,672               26,311 (1)        1,388,983
  Interest income from
    mortgage notes receivable                                   433,077                                   433,077
  Other interest income                                       1,205,687              (38,305)(2)        1,167,382
  Other income                                                   10,342                                    10,342
                                                            -----------           ---------           -----------
                                                              8,327,804              24,920             8,352,724
                                                            -----------           ---------           -----------

Expenses:
  General operating and
    administrative                                              499,388                                   499,388
  Professional services                                          52,939                                    52,939
  Asset management fees
    to related party                                            362,659                6,790 (3)          369,449
  State taxes                                                   105,523                                   105,523
  Depreciation and amortization                                 779,498                                   779,498
                                                            -----------           ---------           -----------
                                                              1,800,007               6,790             1,806,797
                                                            -----------           ---------           -----------

Earnings Before Minority
  Interest in Income of
  Consolidated Joint Venture                                  6,527,797              18,130             6,545,927

Minority Interest in Income of
  Consolidated Joint Venture                                     (7,768)                                   (7,768)
                                                            -----------           ---------           -----------

Net Earnings                                                $ 6,520,029           $  18,130           $ 6,538,159
                                                            ===========           =========           ===========

Earnings Per Share of
  Common Stock (Basic
  and Diluted) (5)                                          $      0.17                               $      0.17
                                                            ===========                               ===========

Weighted Average Number of
  Shares of Common Stock
  Outstanding (5)                                            39,240,871                                39,240,871
                                                            ===========                               ===========









           See accompanying notes to unaudited pro forma consolidated financial statements.

                       CNL AMERICAN PROPERTIES FUND, INC.
                                 AND SUBSIDIARY
             UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF EARNINGS
                          YEAR ENDED DECEMBER 31, 1997


                                                                                  Pro Forma
                                                             Historical           Adjustments          Pro Forma
Revenues:
  Rental income from
    operating leases                                        $12,457,200            $ 100,361 (1)      $12,557,561
  Earned income from
    direct financing leases (6)                               3,033,415               56,640 (1)        3,090,055
  Interest income from
    mortgage notes receivable                                 1,687,456                                 1,687,456
  Other interest income                                       2,254,375              (58,190)(2)        2,196,185
  Other income                                                   25,487                                    25,487
                                                            -----------           ---------           -----------
                                                             19,457,933              98,811            19,556,744
                                                            -----------          ----------           -----------

Expenses:
  General operating and
    administrative                                              944,763                                   944,763
  Professional services                                          65,962                                    65,962
  Asset and mortgage management
    fees to related party                                       804,879                8,296 (3)          813,175
  State taxes                                                   251,358                                   251,358
  Depreciation and amortization                               1,795,062                4,321 (4)        1,799,383
                                                            -----------            ---------          -----------
                                                              3,862,024              12,617             3,874,641
                                                            -----------           ---------           -----------

Earnings Before Minority
  Interest in Income of
  Consolidated Joint Venture                                 15,595,909              86,194            15,682,103

Minority Interest in Income of
  Consolidated Joint Venture                                    (31,453)                                  (31,453)
                                                            -----------           ---------           -----------

Net Earnings                                                $15,564,456           $  86,194           $15,650,650
                                                            ===========           =========           ===========

Earnings Per Share of
  Common Stock (Basic
  and Diluted) (5)                                          $      0.66                               $      0.67
                                                            ===========                               ===========

Weighted Average Number of
  Shares of Common Stock
  Outstanding (5)                                            23,423,868                                23,423,868
                                                            ===========                               ===========





           See accompanying notes to unaudited pro forma consolidated financial statements.

                       CNL AMERICAN PROPERTIES FUND, INC.
                                 AND SUBSIDIARY
         NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS
                      FOR THE QUARTER ENDED MARCH 31, 1998
                      AND THE YEAR ENDED DECEMBER 31, 1997

Pro Forma Consolidated Balance Sheet:

(a) Represents gross proceeds of $72,478,219 from the issuance of 7,247,822 shares of common stock during the period April 1, 1998 through June 16, 1998 and $35,101,071 of cash and cash equivalents used (i) to acquire 56 properties (11 of which are under construction and consist of land and building and 45 which consist of land and building) for $82,939,968, (ii) to fund estimated construction costs of $13,405,198 ($7,759,202 of which was accrued as construction costs payable at March 31, 1998) relating to 17 wholly owned properties under construction at March 31, 1998, (iii) to pay acquisition fees of $3,261,520 and reclassify from other assets $1,484,158 of acquisition fees previously incurred relating to the acquired properties and (iv) to pay selling commissions and offering expenses (stock issuance costs) of $7,972,604, which have been netted against capital in excess of par value.

         The pro forma adjustment to land and buildings on operating leases and net investment in direct financing leases as a result of the above transactions were as follows:

                                                              Estimated purchase
                                                               price (including
                                                               construction and
                                                                closing costs)     Acquisition fees
                                                                and additional       allocated to
                                                              construction costs       property            Total
         Arby's in Columbus, OH                                 $   973,987          $    52,178        $ 1,026,165
         Arby's in Atlanta, GA                                    1,225,727               65,664          1,291,391
         Jack in the Box in Nacogdoches, TX                         999,170               53,527          1,052,697
         Jack in the Box in Gun Barrel City, TX                     811,391               43,467            854,858
         Jack in the Box in St. Louis, MO                         1,149,508               61,581          1,211,089
         Jack in the Box in Avondale, AZ                          1,174,798               62,936          1,237,734
         Chevy's Fresh Mex in Naperville, IL                      2,200,000              117,857          2,317,857
         Jack in the Box in Fresno, CA                              972,341               52,090          1,024,431
         Arby's in Arab, AL                                         649,250               34,781            684,031
         Sonny's Real Pit Bar-B-Q in Athens, GA                   1,534,616               82,212          1,616,828
         Sonny's Real Pit Bar-B-Q in Conyers, GA                    933,377               50,002            983,379
         Sonny's Real Pit Bar-B-Q in Doraville, GA                1,349,107               72,274          1,421,381
         Sonny's Real Pit Bar-B-Q in Jonesboro, GA                1,118,137               59,900          1,178,037
         Sonny's Real Pit Bar-B-Q in Marietta, GA                 1,364,908               73,120          1,438,028
         Sonny's Real Pit Bar-B-Q in Norcross, GA                 1,633,464               87,507          1,720,971
         Sonny's Real Pit Bar-B-Q in Smyrna, GA                   1,233,578               66,085          1,299,663
         IHOP in Hollywood, CA                                    2,263,201              121,243          2,384,444
         Golden Corral in Brunswick, GA                           1,554,107               83,256          1,637,363
         Wendy's in Knoxville, TN                                   960,054               51,431          1,011,485
         Burger King in Atlanta, GA                                 922,967               49,445            972,412
         18 Steak & Ale and 17 Bennigan's
           restaurants                                           57,916,280            3,102,658         61,018,938
         17 wholly owned properties under
           construction at March 31, 1998                         5,645,996              302,464          5,948,460
                                                                -----------          -----------        -----------

                                                                $88,585,964          $ 4,745,678        $93,331,642
                                                                ===========          ===========        ===========

         Adjustment classified as follows:
             Land and buildings on operating leases                                                     $30,704,096
             Net investment in direct financing leases                                                   62,627,546
                                                                                                         ----------
                                                                                                        $93,331,642
                                                                                                         ==========


                       CNL AMERICAN PROPERTIES FUND, INC.
                                 AND SUBSIDIARY
               NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL
                             STATEMENTS - CONTINUED
                      FOR QUARTER ENDED MARCH 31, 1998 AND
                        THE YEAR ENDED DECEMBER 31, 1997

Pro Forma Consolidated Balance Sheet - Continued:

(b) Represents the use of the Company's net offering proceeds to acquire ten properties (including five properties consisting of land and building and five properties consisting of building only) for which the Company had made initial commitments to purchase as of June 16, 1998, for an estimated cost of $11,550,000, and the allocation of $618,750 of acquisition fees to these ten properties. See "Business Pending Investments."

         The pro forma adjustment to land and buildings on operating leases and net investment in direct financing leases as a result of the above commitments were as follows:

                                                              Estimated purchase
                                                               price (including
                                                               construction and
                                                                closing costs)     Acquisition fees
                                                                and additional       allocated to
                                                              construction costs       property            Total
         Initial commitments to acquire ten
           properties as of June 16, 1998                       $11,550,000          $   618,750        $12,168,750
                                                                ===========          ===========        ===========

         Adjustment classified as follows:
             Land and buildings on operating leases                                                     $ 5,794,643
             Net investment in direct financing leases                                                    6,374,107
                                                                                                        -----------
                                                                                                        $12,168,750
                                                                                                        ===========

(c) Represents net sales proceeds in the amount of $1,233,479 received in conjunction with the sale of two properties (both on which a restaurant was being developed), which were sold at approximately net carrying value.

(d) Represents the use of the Company's net offering proceeds to acquire an approximate 68 percent interest in CNL/Lee Vista Joint Venture which owns a Bennigan's property in Orlando, Florida.

                                                               Estimated contri-
                                                                bution to joint
                                                              venture (including
                                                               construction and    Acquisition fees
                                                                closing costs)       allocated to
                                                                and additional       investment in
                                                              construction costs     joint venture         Total
         Approximate 68 percent contribution
           to joint venture                                      $1,431,939          $    76,711         $1,508,650
                                                                 ==========          ===========         ==========


(e) In accordance with generally accepted accounting principles, leases in which the present value of future minimum lease payments equals or exceeds 90 percent of the value of the related properties are treated as direct financing leases rather than as land and buildings. The categorization of the leases has no effect on rental payments received.

                       CNL AMERICAN PROPERTIES FUND, INC.
                                 AND SUBSIDIARY
               NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL
                             STATEMENTS - CONTINUED
                    FOR THE QUARTER ENDED MARCH 31, 1998 AND
                        THE YEAR ENDED DECEMBER 31, 1997

Pro Forma Consolidated Statements of Earnings:

(1) Represents rental income from operating leases and earned income from direct financing leases for four of the properties acquired during the period January 1, 1997 through June 16, 1998, which had a previous rental history prior to the acquisition of the property by the Company (the "Pro Forma Properties "), for the period commencing (A) the later of (i) the date the Pro Forma Property became operational as a rental property by the previous owner or (ii) January 1, 1997, to (B) the earlier of (i) the date the Pro Forma Property was acquired by the Company or (ii) the end of the pro forma period presented. Each of the four Pro Forma Properties was acquired from an affiliate who had purchased and temporarily held title to the property. The noncancellable leases for the Pro Forma Properties in place during the period the affiliate owned the properties were assigned to the Company at the time the Company acquired the properties. The following presents the actual date the Pro Forma Properties were acquired or placed in service by the Company as compared to the date the Pro Forma Properties were treated as becoming operational as a rental property for purposes of the Pro Forma Consolidated Statement of Earnings.

                                                                                            Date Pro Forma
                                                                  Date Placed               Property Became
                                                                  in Service                Operational as
                                                                By the Company              Rental Property
               Burger King in Kent, OH                           February 1997               December 1996
               Golden Corral in
                 Hopkinsville, KY                                February 1997               February 1997
               Jack in the Box in
                 Folsom, CA                                      October 1997               September 1997
               IHOP in Hollywood, CA                               June 1998                   June 1997

         In accordance with generally accepted accounting principles, lease revenue from leases accounted for under the operating method is recognized over the terms of the leases. For operating leases providing escalating guaranteed minimum rents, income is reported on a straight-line basis over the terms of the leases. For leases accounted for as direct financing leases, future minimum lease payments are recorded as a receivable. The difference between the receivable and the estimated residual values less the cost of the properties is recorded as unearned income. The unearned income is amortized over the lease terms to provide a constant rate of return. Accordingly, pro forma rental income from operating leases and earned income from direct financing leases does not necessarily represent rental payments that would have been received if the properties had been operational for the full pro forma period.

         Generally, the leases provide for the payment of percentage rent in addition to base rental income. However, due to the fact that no percentage rent was due under the leases for the Pro Forma Properties during the portion of 1997 and 1998 that the previous owners held the properties, no pro forma adjustment was made for percentage rental income for the quarter ended March 31, 1998 and year ended December 31, 1997.

(2) Represents adjustment to interest income due to the decrease in the amount of cash available for investment in interest bearing accounts during the periods commencing (A) the later of (i) the dates the Pro Forma Properties became operational as rental properties by the previous owners or (ii) January 1, 1997, through (B) the earlier of (i) the actual dates of acquisition by the Company or (ii) the end of the pro forma period presented, as described in Note (1) above. The estimated pro forma adjustment is based upon the fact that interest income from interest bearing accounts was earned at a rate of approximately four percent per annum by the Company during the quarter ended March 31, 1998 and year ended December 31, 1997.

                       CNL AMERICAN PROPERTIES FUND, INC.
                                 AND SUBSIDIARY
               NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL
                             STATEMENTS - CONTINUED
                    FOR THE QUARTER ENDED MARCH 31, 1998 AND
                        THE YEAR ENDED DECEMBER 31, 1997

Pro Forma Consolidated Statements of Earnings - Continued:

(3) Represents incremental increase in asset management fees relating to the Pro Forma Properties for the period commencing (A) the later of (i) the date the Pro Forma Properties became operational as rental properties by the previous owners or (ii) January 1, 1997, through (B) the earlier of (i) the date the Pro Forma Properties were acquired by the Company or (ii) the end of the pro forma period presented, as described in Note (1) above. Asset management fees are equal to 0.60% of the Company's Real Estate Asset Value (estimated to be approximately $5,642,000 for the Pro Forma Properties for the quarter ended March 31, 1998 and the year ended December 31, 1997), as defined in the Company's prospectus.

(4) Represents incremental increase in depreciation expense of the building portions of the Pro Forma Properties accounted for as operating leases using the straight-line method over an estimated useful life of 30 years.

(5) Historical earnings per share were calculated based upon the weighted average number of shares of common stock outstanding during the quarter ended March 31, 1998 and the year ended December 31, 1997.

(6) See Note (e) under "Pro Forma Consolidated Balance Sheet" for a description of direct financing leases.

                       CNL AMERICAN PROPERTIES FUND, INC.
                                 AND SUBSIDIARY
                      CONDENSED CONSOLIDATED BALANCE SHEETS


                                                   March 31,      December 31,
               ASSETS                                1998             1997
                                                 ------------     --------

Land and buildings on operating leases,
  less accumulated depreciation                  $214,371,528     $205,338,186
Net investment in direct financing leases          50,282,444       47,613,595
Cash and cash equivalents                          89,666,093       47,586,777
Certificates of deposit                             2,008,304        2,008,224
Receivables, less allowance for doubtful
  accounts, of $51,835 and $99,964,
  respectively                                        499,194          635,796
Mortgage notes receivable                          17,537,978       17,622,010
Equipment notes receivable                         13,005,058       13,548,044
Accrued rental income                               2,410,494        1,772,261
Other assets                                        4,976,883        2,952,869
                                                 ------------     ------------

                                                 $394,757,976     $339,077,762
                                                 ============     ============

LIABILITIES AND STOCKHOLDERS' EQUITY

Line of credit                                   $  2,699,029     $  2,459,043
Accrued construction costs payable                  7,759,202       10,978,211
Accounts payable and accrued expenses                 319,573        1,060,497
Due to related parties                              2,047,740        1,524,294
Rents paid in advance                                 871,957          517,428
Deferred rental income                                776,016          557,576
Other payables                                         42,359           56,878
                                                 ------------     ------------
      Total liabilities                            14,515,876       17,153,927
                                                 ------------     ------------

Minority interest                                     284,092          285,734
                                                 ------------     ------------

Commitments (Note 10)

Stockholders' equity:
  Preferred stock, without par value.
    Authorized and unissued 3,000,000
    shares                                                 -                -
  Excess shares, $0.01 par value per share.
    Authorized and unissued 78,000,000
    shares                                                 -                -
  Common stock, $0.01 par value per share.
    Authorized 75,000,000 shares, issued
    and outstanding 42,770,446 and
    36,192,971, respectively                          427,704          361,930
  Capital in excess of par value                  382,541,408      323,525,961
  Accumulated distributions in excess of
    net earnings                                   (3,011,104)      (2,249,790)
                                                 ------------     ------------
      Total stockholders' equity                  379,958,008      321,638,101
                                                 ------------     ------------

                                                 $394,757,976     $339,077,762
                                                 ============     ============








                       See accompanying notes to condensed
                       consolidated financial statements.

                       CNL AMERICAN PROPERTIES FUND, INC.
                                 AND SUBSIDIARY
                  CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS


                                                      Quarter Ended
                                                         March 31,
                                                  1998                1997
                                               ----------           -------

Revenues:
  Rental income from operating
    leases                                     $5,316,026           $1,643,074
  Earned income from direct
    financing leases                            1,362,672              446,711
  Interest income from mortgage
    notes receivable                              433,077              375,357
  Other interest                                1,205,687              465,494
  Other income                                     10,342                8,922
                                               ----------           ----------
                                                8,327,804            2,939,558
                                               ----------           ----------

Expenses:
  General operating and administrative            499,388              255,456
  Professional services                            52,939               38,463
  Asset management fees to related
    party                                         362,659              110,516
  State taxes                                     105,523               35,350
  Depreciation and amortization                   779,498              240,038
                                               ----------           ----------
                                                1,800,007              679,823
                                               ----------           ----------

Earnings Before Minority Interest in
  Income of Consolidated Joint Venture          6,527,797            2,259,735

Minority Interest in Income of
  Consolidated Joint Venture                       (7,768)              (7,893)
                                               ----------           ----------

Net Earnings                                   $6,520,029           $2,251,842
                                               ==========           ==========

Earnings Per Share of Common Stock
  (Basic and Diluted)                          $     0.17           $     0.14
                                               ==========           ==========

Weighted Average Number of Shares of
  Common Stock Outstanding                     39,240,871           15,630,532
                                               ==========           ==========


                       See accompanying notes to condensed
                       consolidated financial statements.

                       CNL AMERICAN PROPERTIES FUND, INC.
                                 AND SUBSIDIARY
            CONDENSED CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
                        Quarter Ended March 31, 1998 and
                          Year Ended December 31, 1997


                                                                                   Accumulated
                                                                                  distributions
                                        Common stock           Capital in           in excess
                                    Number         Par          excess of             of net
                                  of shares       value         par value            earnings            Total
Balance at
  December 31, 1996               13,944,715     $139,447     $123,687,929        $   (959,949)      $122,867,427

Subscriptions
  received for
  common stock
  through public
  offering and
  distribution
  reinvestment
  plan                            22,248,256      222,483      222,260,077                  -         222,482,560

Stock issuance
  costs                                   -            -       (22,422,045)                 -         (22,422,045)

Net earnings                              -            -                -           15,564,456         15,564,456

Distributions
  declared and
  paid ($0.74
  per share)                              -            -                -          (16,854,297)       (16,854,297)
                                  ----------     --------     ------------        ------------       ------------

Balance at
  December 31, 1997               36,192,971      361,930      323,525,961          (2,249,790)       321,638,101

Subscriptions
  received for
  common stock
  through public
  offering and
  distribution
  reinvestment
  plan                             6,577,475       65,774       65,708,978                  -          65,774,752

Stock issuance
  costs                                   -            -        (6,693,531)                 -          (6,693,531)

Net earnings                              -            -                -            6,520,029          6,520,029

Distributions
  declared and
  paid ($0.19
  per share)                              -            -                -           (7,281,343)        (7,281,343)
                                  ----------     --------     ------------        ------------       ------------

Balance at
  March 31, 1998                  42,770,446     $427,704     $382,541,408        $ (3,011,104)      $379,958,008
                                  ==========     ========     ============        ============       ============




                       See accompanying notes to condensed
                       consolidated financial statements.

                       CNL AMERICAN PROPERTIES FUND, INC.
                                 AND SUBSIDIARY
                 CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS


                                                       Quarter Ended
                                                         March 31,
                                                 1998            1997
                                             ------------      --------

Increase (Decrease) in Cash and Cash
  Equivalents:

    Net Cash Provided by Operating
      Activities                             $  8,259,316      $  2,717,456
                                             ------------      ------------

    Cash Flows From Investing Activities:
      Additions to land and buildings
        on operating leases                   (14,814,884)      (23,400,414)
      Investment in direct financing
        leases                                   (959,100)       (5,206,508)
      Increase in restricted cash                      -           (231,787)
      Investment in mortgage notes
        receivable                                     -         (4,443,982)
      Collection on mortgage notes
        receivable                                 72,547            49,471
      Investment in equipment notes
        receivable                               (703,600)               -
      Collection on equipment notes
        receivable                                327,329                -
      Increase in other assets                 (1,937,674)          (95,969)
                                             ------------      ------------
          Net cash used in investing
            activities                        (18,015,382)      (33,329,189)
                                             ------------      ------------

    Cash Flows From Financing Activities:
      Reimbursement of acquisition and
        stock issuance costs paid by
        related parties on behalf of the
        Company                                  (651,133)         (768,733)
      Proceeds from borrowing on line
        of credit                                 239,986         2,207,299
      Payment on line of credit                        -           (259,466)
      Subscriptions received from
        stockholders                           65,774,752        37,768,445
      Distribution to minority interest            (8,481)           (8,547)
      Distributions to stockholders            (7,281,343)       (2,693,357)
      Payment of stock issuance costs          (6,142,369)       (4,003,576)
      Other                                       (96,030)           52,500
                                             ------------      ------------
          Net cash provided by
            financing activities               51,835,382        32,294,565
                                             ------------      ------------

Net Increase in Cash and Cash Equivalents      42,079,316         1,682,832

Cash and Cash Equivalents at Beginning
  of Quarter                                   47,586,777        42,450,088
                                             ------------      ------------

Cash and Cash Equivalents at End
  of Quarter                                 $ 89,666,093      $ 44,132,920
                                             ============      ============






                       See accompanying notes to condensed
                       consolidated financial statements.

                       CNL AMERICAN PROPERTIES FUND, INC.
                                 AND SUBSIDIARY
           CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS - CONTINUED


                                                         Quarter Ended
                                                           March 31,
                                                   1998            1997
                                               ------------     --------

Supplemental Schedule of Non-Cash
  Investing and Financing Activities:

    Related parties paid certain
      acquisition and stock issuance
      costs on behalf of the Company
      as follows:
        Acquisition costs                      $    207,564     $    220,259
        Stock issuance costs                        773,668          593,489
                                               ------------     ------------

                                               $    981,232     $    813,748
                                               ============     ============




                       See accompanying notes to condensed
                       consolidated financial statements.

                       CNL AMERICAN PROPERTIES FUND, INC.
                                 AND SUBSIDIARY
                    NOTES TO CONDENSED CONSOLIDATED FINANCIAL
                    STATEMENTS Quarters Ended March 31, 1998
                                    and 1997


1.       Organization and Nature of Business:

         CNL American Properties Fund, Inc. (the "Company") was organized in Maryland on May 2, 1994, primarily for the purpose of acquiring, directly or indirectly through joint venture or co-tenancy arrangements, restaurant properties (the "Properties") to be leased on a long-term, triple-net basis to operators of certain national and regional fast-food, family-style and casual dining restaurant chains. The Company also provides financing (the "Mortgage Loans") for the purchase of buildings, generally by tenants that lease the underlying land from the Company. In addition, the Company offers furniture, fixtures and equipment financing through leases or loans (the "Secured Equipment Leases") to operators of restaurant chains.

2.       Basis of Presentation:

         The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with the instructions to Form 10-Q and do not include all of the information and note disclosures required by generally accepted accounting principles. The financial statements reflect all adjustments, consisting of normal recurring adjustments, which are, in the opinion of management, necessary to a fair statement of the results for the interim periods presented. Operating results for the quarter ended March 31, 1998, may not be indicative of the results that may be expected for the year ending December 31, 1998. Amounts as of December 31, 1997, included in the financial statements, have been derived from audited financial statements as of that date.

         These unaudited financial statements should be read in conjunction with the financial statements and notes thereto included in the Company's Form 10-K for the year ended December 31, 1997.

         The Company accounts for its 85.47% interest in CNL/Corral South Joint Venture using the consolidation method. Minority interest represents the minority joint venture partner's proportionate share of the equity in the Company's consolidated joint venture. All significant intercompany balances and transactions have been eliminated.

         Certain items in the prior year's financial statements have been reclassified to conform with the 1998 presentation. These
         reclassifications   had  no  effect  on  stockholders'  equity  or  net
         earnings.

                       CNL AMERICAN PROPERTIES FUND, INC.
                                 AND SUBSIDIARY
                    NOTES TO CONDENSED CONSOLIDATED FINANCIAL
                      STATEMENTS - CONTINUED Quarters Ended
                             March 31, 1998 and 1997


2.       Basis of Presentation - Continued:

         Effective January 1, 1998, the Company adopted Statement of Financial Accounting Standards No. 130, "Reporting Comprehensive Income." This Statement requires the reporting of net earnings and all other changes to equity during the period, except those resulting from investments by owners and distributions to owners, in a separate statement that begins with net earnings. Currently, the Company's only component of comprehensive income is net earnings.

3.       Public Offerings:

         The Company completed its offering of up to 27,500,000 shares of common stock ($275,000,000) (the "1997 Offering"), which included 2,000,000 shares ($20,000,000) available only to stockholders who elected to participate in the Company's reinvestment plan, on March 2, 1998. Following the completion of the 1997 Offering, the Company commenced an offering of up to 34,500,000 shares of common stock ($345,000,000) (the "1998 Offering"). Of the 34,500,000 shares of common stock being offered, 2,000,000 ($20,000,000) are available only to stockholders who elect to participate in the Company's reinvestment plan. Net proceeds from the 1998 Offering will be invested in additional Properties and Mortgage Loans.

4.       Leases:

         The Company leases its land, buildings and equipment to operators of national and regional fast-food, family-style and casual dining restaurants. The leases are accounted for under the provisions of Statement of Financial Accounting Standards No. 13, "Accounting for Leases." For Property leases classified as direct financing leases, the building portions of the majority of the leases are accounted for as direct financing leases while the land portions of these leases are accounted for as operating leases. The Company's Secured Equipment
         Leases that are financed through leases are recorded as direct financing leases.

                       CNL AMERICAN PROPERTIES FUND, INC.
                                 AND SUBSIDIARY
                    NOTES TO CONDENSED CONSOLIDATED FINANCIAL
                      STATEMENTS - CONTINUED Quarters Ended
                             March 31, 1998 and 1997


5.       Land and Buildings on Operating Leases:

         Land and buildings on operating leases consisted of the following at:

                                        March 31,             December 31,
                                          1998                    1997

                  Land                $112,747,202            $106,616,360
                  Buildings             96,874,529              95,518,149
                                      ------------            ------------
                                       209,621,731             202,134,509
                  Less accumulated
                    depreciation        (3,168,431)             (2,395,665)
                                      ------------            ------------
                                       206,453,300             199,738,844
                  Construction in
                    progress             7,918,228               5,599,342
                                      ------------            ------------

                                      $214,371,528            $205,338,186
                                      ============            ============

         Some leases provide for scheduled rent increases throughout the lease term and/or rental payments during the construction of a Property prior to the date it is placed in service. Such amounts are recognized on a straight-line basis over the terms of the leases commencing on the date the Property is placed in service. For the quarters ended March 31, 1998 and 1997, the Company recognized $756,198 and $275,492, respectively, of such rental income.

         The following is a schedule of future minimum lease payments to be received on the noncancellable operating leases at March 31, 1998:

                  1998                           $ 14,679,890
                  1999                             19,468,074
                  2000                             19,497,885
                  2001                             19,724,779
                  2002                             20,522,634
                  Thereafter                      271,873,412
                                                 ------------

                                                 $365,766,674

         Since leases are renewable at the option of the tenant, the above table only presents future minimum lease payments due during the initial lease terms. In addition, this table does not include any amounts for future contingent rents which may be received on the leases based on the percentage of the tenant's gross sales. These amounts do not include minimum lease payments that will become due when Properties under development are completed (See Note 10).

                       CNL AMERICAN PROPERTIES FUND, INC.
                                 AND SUBSIDIARY
                    NOTES TO CONDENSED CONSOLIDATED FINANCIAL
                      STATEMENTS - CONTINUED Quarters Ended
                             March 31, 1998 and 1997


6.       Net Investment in Direct Financing Leases:

         The following lists the components of the net investment in direct financing leases at:

                                                March 31,     December 31,
                                                  1998            1997

                  Minimum lease payments
                    receivable                $102,219,286    $ 98,121,853
                  Estimated residual
                    values                       7,169,937       6,889,570
                  Interest receivable on
                    Secured Equipment
                    Leases                          68,946          67,614
                  Less unearned income         (59,175,725)    (57,465,442)
                                              ------------    ------------

                  Net investment in
                    direct financing
                    leases                    $ 50,282,444    $ 47,613,595
                                              ============    ============

         The following is a schedule of future minimum lease payments to be received on the direct financing leases at March 31, 1998:

                  1998                                 $  5,433,997
                  1999                                    7,245,320
                  2000                                    7,297,374
                  2001                                    7,069,306
                  2002                                    6,972,175
                  Thereafter                             68,201,114
                                                       ------------

                                                       $102,219,286

         The above table does not include future minimum lease payments for renewal periods or for contingent rental payments that may become due in future periods (see Note 5).

7.       Stock Issuance Costs:

         The Company has incurred certain expenses in connection with the public offerings of its shares of common stock, including commissions, marketing support and due diligence expense reimbursement fees, filing fees, legal, accounting, printing and escrow fees, which have been deducted from the gross proceeds of the offerings. CNL Fund Advisors, Inc. (the "Advisor") has agreed to pay all organizational and offering

                       CNL AMERICAN PROPERTIES FUND, INC.
                                 AND SUBSIDIARY
                    NOTES TO CONDENSED CONSOLIDATED FINANCIAL
                      STATEMENTS - CONTINUED Quarters Ended
                             March 31, 1998 and 1997


7.       Stock Issuance Costs - Continued:

         expenses (excluding commissions and marketing support and due diligence expense reimbursement fees) which exceed three percent of the gross offering proceeds received from the current offering of shares of common stock of the Company.

         During the quarter ended March 31, 1998 and the year ended December 31, 1997, the Company incurred $6,693,531 and $22,422,045, respectively, in stock issuance costs, including $5,261,980 and $17,798,605, respectively, in commissions and marketing support and due diligence expense reimbursement fees (see Note 9). The stock issuance costs have been charged to stockholders' equity subject to the three percent cap described above.

8.       Distributions:

         For the quarters ended March 31, 1998 and 1997, approximately 87 and 75 percent, respectively, of the distributions paid to stockholders were considered ordinary income and approximately 13 and 25 percent, respectively, were considered a return of capital to stockholders for federal income tax purposes. No amounts distributed to the stockholders for the quarters ended March 31, 1998 and 1997 are required to be or have been treated by the Company as a return of capital for purposes of calculating the stockholders' return on their invested capital. The characterization for tax purposes of distributions declared for the quarter ended March 31, 1998 may not be indicative of the results that may be expected for the year ending December 31, 1998.

9.       Related Party Transactions:

         During the quarters ended March 31, 1998 and March 31, 1997, the Company incurred $4,933,106 and $2,832,633, respectively, in selling commissions due to CNL Securities Corp. for services in connection with the offering of shares. Substantial portions of these amounts, $4,616,072 and $2,576,708 were paid by CNL Securities Corp. as commissions to other broker-dealers, during the quarters ended March 31, 1998 and 1997, respectively.

         In addition, CNL Securities Corp. is entitled to receive a marketing support and due diligence expense reimbursement fee equal to 0.5% of the total amount raised from the sale of shares, a portion of which may be re-allowed to other broker-dealers. During the quarters ended March 31, 1998 and March

                       CNL AMERICAN PROPERTIES FUND, INC.
                                 AND SUBSIDIARY
                    NOTES TO CONDENSED CONSOLIDATED FINANCIAL
                      STATEMENTS - CONTINUED Quarters Ended
                             March 31, 1998 and 1997


9.       Related Party Transactions - Continued:

         31, 1997, the Company incurred $328,874 and $188,842, respectively, of such fees, the majority of which was reallowed to other broker-dealers and from which all bona fide due diligence expenses were paid.

         The Advisor is entitled to receive acquisition fees for services in identifying the Properties and structuring the terms of the acquisition and leases of these Properties and structuring the terms of the Mortgage Loans equal to 4.5% of the total amount raised from the sale of shares. During the quarters ended March 31, 1998 and March 31, 1997, the Company incurred $2,959,864 and $1,699,580, respectively, of such fees. Such fees are included in land and buildings on operating leases, net investment in direct financing leases, mortgage notes receivable and other assets.

         In connection with the acquisition of Properties that are being or have been constructed or renovated by affiliates, subject to approval by the Company's Board of Directors, the Company may incur development or construction management fees payable to affiliates of the Company. Such fees are included in the purchase price of the Properties and are therefore included in the basis on which the Company charges rent on the Properties. During the quarters ended March 31, 1998 and 1997, the Company incurred $60,869 of such fees relating to three Properties and $129,379 of such fees relating to two Properties, respectively.

         For negotiating Secured Equipment Leases and supervising the Secured Equipment Lease program, the Advisor is entitled to receive a one-time Secured Equipment Lease servicing fee of two percent of the purchase price of the equipment that is the subject of a Secured Equipment Lease. During the quarters ended March 31, 1998 and 1997, the Company incurred $4,471 and $41,281, respectively, in Secured Equipment Lease servicing fees.

         The Company and the Advisor have entered into an advisory agreement pursuant to which the Advisor will receive a monthly asset management fee of one-twelfth of 0.60% of the Company's real estate asset value and the outstanding principal balance of the Mortgage Loans as of the end of the preceding month. The management fee, which will not exceed fees which are competitive for similar services in the same geographic area, may or may not be taken, in whole or in part as to any year, in the sole discretion of the Advisor. All or any portion of the management fee not taken as to any fiscal year shall be

                       CNL AMERICAN PROPERTIES FUND, INC.
                                 AND SUBSIDIARY
                    NOTES TO CONDENSED CONSOLIDATED FINANCIAL
                      STATEMENTS - CONTINUED Quarters Ended
                             March 31, 1998 and 1997


9.       Related Party Transactions - Continued:

         deferred without interest and may be taken in such other fiscal year as the Advisor shall determine. During the quarters ended March 31, 1998 and 1997, the Company incurred $365,675 and $127,458, respectively, of such fees, of which $3,015 and $16,942, respectively, was capitalized as part of the cost of the buildings for Properties under construction.

         The Advisor and its affiliates provide various administrative services to the Company, including services related to accounting; financial, tax and regulatory compliance and reporting; lease and loan compliance; stockholder distributions and reporting; due diligence and marketing; and investor relations (including administrative services in connection with the offering of shares), on a day-to-day basis. The expenses incurred for these services were classified as follows for the quarters ended March 31:

                                                      1998              1997
                                                   ---------         -------

                  Stock issuance costs             $ 718,948         $ 288,747
                  General operating and
                    administrative expenses          262,894           108,003
                                                   ---------         ---------

                                                   $ 981,842         $ 396,750
                                                   =========         =========

         For the quarter ended March 31, 1997, the Company acquired two Properties for approximately $1,773,300 from affiliates of the Company. The affiliates had purchased and temporarily held title to the Properties in order to facilitate the acquisition of the Properties by the Company. The Properties were acquired at a cost no greater than the lesser of the cost of each Property to the affiliate, including its carrying costs, or the Property's appraised value. No Properties were acquired from affiliates during the quarter ended March 31, 1998.

                       CNL AMERICAN PROPERTIES FUND, INC.
                                 AND SUBSIDIARY
                    NOTES TO CONDENSED CONSOLIDATED FINANCIAL
                      STATEMENTS - CONTINUED Quarters Ended
                             March 31, 1998 and 1997


9.       Related Party Transactions - Continued:

         The due to related parties consisted of the following at:

                                                     March 31,      December 31,
                                                       1998             1997
                  Due to the Advisor:
                    Expenditures incurred
                      on behalf of the
                      Company and accounting
                      and administrative
                      services                      $  822,234     $  126,205
                    Acquisition fees                   589,452        386,972
                                                    ----------     ----------
                                                     1,411,686        513,177
                                                    ----------     ----------

                  Due to CNL Securities Corp:
                    Commissions                        595,809        940,520
                    Marketing support and due
                      diligence expense reim-
                      bursement fees                    40,245         63,097
                                                    ----------     ----------
                                                       636,054      1,003,617
                                                    ----------     ----------

                  Due to other affiliates                   -           7,500
                                                    ----------     ----------

                                                    $2,047,740     $1,524,294
                                                    ==========     ==========

10.      Commitments:

         The Company has entered into various development agreements with tenants which provide terms and specifications for the construction or renovation of buildings the tenants have agreed to lease. The agreements provide a maximum amount of development costs (including the purchase price of the land and closing costs) to be paid by the Company. The aggregate maximum development costs the Company has agreed to pay is approximately $21,894,000, of which approximately $16,659,000 in land and other costs had been incurred as of March 31, 1998. The buildings currently under construction or renovation are expected to be operational by September 1998. In connection with the purchase of each Property, the Company, as lessor, entered into a long-term lease agreement.

         The Company entered into an agreement with an affiliate of the tenant to sell a property to be developed in Indian Head Park, Illinois. The anticipated sales price is approximately equal to the Company's cost attributable to the property.

                       CNL AMERICAN PROPERTIES FUND, INC.
                                 AND SUBSIDIARY
                    NOTES TO CONDENSED CONSOLIDATED FINANCIAL
                      STATEMENTS - CONTINUED Quarters Ended
                             March 31, 1998 and 1997


11.      Subsequent Events:

         During the period April 1, 1998 through May 1, 1998, the Company received subscription proceeds for an additional 2,911,837 shares ($29,118,371) of common stock.

         On April 1, 1998 and May 1, 1998, the Company declared distributions of $2,728,560 and $2,902,652, respectively, or $0.06354 per share of common stock, payable in June 1998 to stockholders of record on April 1, 1998 and May 1, 1998, respectively.

         During the period April 1, 1998 through May 1, 1998, the Company acquired six Properties (all of which are under construction) for cash at a total cost of approximately $5,192,000. In connection with the purchase of each of the six Properties, the Company, as lessor, entered into a long-term lease agreement. The buildings under construction are expected to be operational by October 1998.

         In April 1998, a tenant exercised its option under the terms of its lease agreements, to substitute two existing Properties with two replacement Properties which were approved by the Company. In conjunction therewith, the Company simultaneously exchanged the two Boston Market Properties in Grand Island, Nebraska and Franklin, Tennessee with two replacement Boston Market Properties in Warwick, Rhode Island and Glendale, Arizona, respectively. Under the simultaneous exchange agreement, each replacement Property in Warwick, Rhode Island and Glendale, Arizona will continue under the terms of the leases of the original properties. All closing costs were paid by the tenant. The Company accounted for these as non-monetary exchanges of similar productive assets and recorded the acquisitions of the replacement Properties in Warwick, Rhode Island and Glendale, Arizona at the net book value of the original Properties in Grand Island, Nebraska and Franklin, Tennessee, respectively. No gain or loss was recognized due to these being accounted for as non-monetary exchanges of similar assets.

                                    EXHIBIT E

                STATEMENT OF ESTIMATED TAXABLE OPERATING RESULTS
                         BEFORE DIVIDENDS PAID DEDUCTION

                                       OF


                       CNL AMERICAN PROPERTIES FUND, INC.
                                 AND SUBSIDIARY





THE STATEMENT OF ESTIMATED
TAXABLE OPERATING RESULTS BEFORE
DIVIDENDS PAID DEDUCTION UPDATES
EXHIBIT E TO THE PROSPECTUS, DATED
MAY 12, 1998.

                STATEMENT OF ESTIMATED TAXABLE OPERATING RESULTS
                         BEFORE DIVIDENDS PAID DEDUCTION
                       CNL AMERICAN PROPERTIES FUND, INC.
                     PROPERTIES ACQUIRED FROM MARCH 3, 1998
                              THROUGH JUNE 16, 1998
                For the Year Ended December 31, 1997 (Unaudited)


         The following schedule presents unaudited estimated taxable operating results before dividends paid deduction of each Property acquired by the Company from March 3, 1998 through June 16, 1998, and the total of all properties for which the Company had an initial commitment as of June 16, 1998. The statement presents unaudited estimated taxable operating results for each acquired Property that was operational (or in the case of pending investments, the total of all properties that were operational), as if the Property had been acquired and operational on January 1, 1997 through December 31, 1997. The schedule should be read in light of the accompanying footnotes.

         These estimates do not purport to present actual or expected operations of the Company for any period in the future. These estimates were prepared on the basis described in the accompanying notes which should be read in conjunction herewith. No single lessee or group of affiliated lessees lease Properties or has borrowed funds from the Company with an aggregate purchase price in excess of 20% of the expected total net offering proceeds of the Company.

COMPLETED INVESTMENTS:

                                  Ruby Tuesday        Jack in the Box            Jack in the Box      Jack in the Box
                                  Somerset, KY      Pflugerville, TX (7)        Waxahachie, TX (7)    Hutchins, TX (7)
Estimated Taxable Operating
  Results Before Dividends
  Paid Deduction:

Rental income (1)                     (6)                 (6)                         (6)                  (6)

Earned income (2)                     (6)                 (6)                         (6)                  (6)

Asset Management Fees (3)             (6)                 (6)                         (6)                  (6)

General and Administrative
  Expenses (4)                        (6)                 (6)                         (6)                  (6)

Estimated Cash Available from
  Operations                          (6)                 (6)                         (6)                  (6)

Depreciation and Amortization
  Expense (2)(5)                      (6)                 (6)                         (6)                  (6)

Estimated Taxable Operating
  Results Before Dividends
  Paid Deduction                      (6)                 (6)                         (6)                  (6)





                                  See Footnotes




                                           Shoney's            Arby's                Arby's                   Jack in the Box
                                        Phoenix #4, AZ    Columbus #2, OH (8)     Atlanta #2, GA (8)      Gun Barrel City, TX (7)
                                        --------------    -------------------     ------------------      -----------------------
Estimated Taxable Operating
  Results Before Dividends
  Paid Deduction:

Rental income (1)                          (6)                  (6)                   (6)                         (6)

Earned income (2)                          (6)                  (6)                   (6)                         (6)

Asset Management Fees (3)                  (6)                  (6)                   (6)                         (6)

General and Administrative
  Expenses (4)                             (6)                  (6)                   (6)                         (6)

Estimated Cash Available from
  Operations                               (6)                  (6)                   (6)                         (6)

Depreciation and Amortization
  Expense (2)(5)                           (6)                  (6)                   (6)                         (6)

Estimated Taxable Operating
  Results Before Dividends
  Paid Deduction                           (6)                  (6)                   (6)                         (6)










                                  See Footnotes



                                      Jack in the Box           Boston Market         Boston Market            Jack in the Box
                                    Nacogdoches, TX (7)        Glendale, AZ (9)      Warwick, RI (9)          St. Louis, MO (7)
Estimated Taxable Operating
  Results Before Dividends
  Paid Deduction:

Rental income (1)                         (6)                    $102,164              $90,048                     (6)

Earned income (2)                         (6)                          -                    -                      (6)

Asset Management Fees (3)                 (6)                       (5,741)              (5,058)                   (6)

General and Administrative
  Expenses (4)                            (6)                       (6,334)              (5,583)                   (6)
                                                                  --------               ------

Estimated Cash Available from
  Operations                              (6)                      90,089               79,407                     (6)

Depreciation and Amortization
  Expense (2)(5)                          (6)                      (12,667)             (17,921)                   (6)
                                                                  --------              -------

Estimated Taxable Operating
  Results Before Dividends
  Paid Deduction                          (6)                    $ 77,422              $61,486                     (6)
                                                                 ========              =======










                                  See Footnotes






                                        Jack in the Box      Boston Market      Chevy's Fresh Mex        Jack in the Box
                                        Avondale, AZ (7)  Columbus #3, OH (9)    Naperville, IL         Fresno #2, CA (7)
Estimated Taxable Operating
  Results Before Dividends
  Paid Deduction:

Rental income (1)                            (6)             $104,185              $209,000                    (6)

Earned income (2)                            (6)                   -                     -                     (6)

Asset Management Fees (3)                    (6)                (5,852)              (13,200)                  (6)

General and Administrative
  Expenses (4)                               (6)                (6,459)              (12,958)                  (6)
                                                              --------              --------

Estimated Cash Available from
  Operations                                 (6)               91,874               182,842                    (6)

Depreciation and Amortization
  Expense (2)(5)                             (6)               (18,725)              (34,884)                  (6)
                                                              --------              --------

Estimated Taxable Operating
  Results Before Dividends
  Paid Deduction                             (6)             $ 73,149              $147,958                    (6)
                                                             ========              ========







                                  See Footnotes





                                                         Sonny's Real Pit       Sonny's Real Pit          Sonny's Real Pit
                                        Arby's                Bar-B-Q               Bar-B-Q                    Bar-B-Q
                                     Arab, AL (8)         Athens, GA (10)       Conyers, GA (10)         Doraville, GA (10)
                                     ------------        ----------------       ----------------         ------------------
Estimated Taxable Operating
  Results Before Dividends
  Paid Deduction:

Rental income (1)                      $59,735             $147,247                $89,240                $129,398

Earned income (2)                           -                    -                      -                       -

Asset Management Fees (3)                (3,896)              (9,208)                (5,600)                 (8,095)

General and Administrative
  Expenses (4)                           (3,704)              (9,129)                (5,533)                 (8,023)
                                        -------             --------                -------                --------

Estimated Cash Available from
  Operations                            52,135              128,910                 78,107                 113,280

Depreciation and Amortization
  Expense (2)(5)                        (11,647)             (25,077)                (5,829)                (21,187)
                                        -------             --------                -------                --------

Estimated Taxable Operating
  Results Before Dividends
  Paid Deduction                       $40,488             $103,833                $72,278                $ 92,093
                                       =======             ========                =======                ========







                                  See Footnotes





                                   Sonny's Real Pit           Sonny's Real Pit           Sonny's Real Pit     Sonny's Real Pit
                                       Bar-B-Q                    Bar-B-Q                    Bar-B-Q              Bar-B-Q
                                   onesboro, GA (10)        Marietta #2, GA (10)         Norcross, GA (10)     Smyrna, GA (10)
                                   -----------------        --------------------         -----------------    ----------------
Estimated Taxable Operating
  Results Before Dividends
  Paid Deduction:

Rental income (1)                   $107,088                    $129,398                  $156,884              $118,243

Earned income (2)                         -                           -                         -                     -

Asset Management Fees (3)              (6,709)                     (8,189)                   (9,801)               (7,401)

General and Administrative
  Expenses (4)                         (6,639)                     (8,023)                   (9,727)               (7,331)
                                     --------                    --------                  --------              --------

Estimated Cash Available from
  Operations                          93,740                     113,186                   137,356               103,511

Depreciation and Amortization
  Expense (2)(5)                      (17,727)                    (22,961)                  (25,020)              (16,780)
                                     --------                    --------                  --------              --------

Estimated Taxable Operating
  Results Before Dividends
  Paid Deduction                    $ 76,013                    $ 90,225                  $112,336              $ 86,731
                                    ========                    ========                  ========              ========







                                  See Footnotes





                                         IHOP          Golden Corral            Wendy's           Bennigan's
                                    Hollywood, CA      Brunswick, GA       Knoxville #3, TN        Orlando #4, FL (11)(12)
Estimated Taxable Operating
  Results Before Dividends
  Paid Deduction:

Rental income (1)                     $227,813             (6)                  (6)                        (6)

Earned income (2)                           -              (6)                  (6)                        (6)

Asset Management Fees (3)               (13,579)           (6)                  (6)                        (6)

General and Administrative
  Expenses (4)                          (14,124)           (6)                  (6)                        (6)
                                       --------

Estimated Cash Available from
  Operations                           200,110             (6)                  (6)                        (6)

Depreciation and Amortization
  Expense (2)(5)                        (25,327)           (6)                  (6)                        (6)
                                       --------

Estimated Taxable Operating
  Results Before Dividends
  Paid Deduction                      $174,783             (6)                  (6)                        (6)
                                      ========







                                  See Footnotes



                                  Burger King          Bennigan's               Bennigan's                     Bennigan's
                                Atlanta #3, GA    Bedford #3, OH (11)      Clearwater, FL (11)        Colorado Springs #2, CO (11)
                                --------------    -------------------      -------------------        ----------------------------
Estimated Taxable Operating
  Results Before Dividends
  Paid Deduction:

Rental income (1)                  (6)                $     -                  $     -                      $     -

Earned income (2)                  (6)                 166,860                  188,314                      164,477

Asset Management Fees (3)          (6)                   (9,767)                 (11,023)                      (9,628)

General and Administrative
  Expenses (4)                     (6)                  (10,345)                 (11,675)                     (10,198)
                                                       --------                 --------                     --------

Estimated Cash Available from
  Operations                       (6)                 146,748                  165,616                      144,651

Depreciation and Amortization
  Expense (2)(5)                   (6)                      -                        -                            -
                                                      --------                 --------                     -------

Estimated Taxable Operating
  Results Before Dividends
  Paid Deduction                   (6)                $146,748                 $165,616                     $144,651
                                                      ========                 ========                     ========







                                  See Footnotes





                                       Bennigan's                Bennigan's                Bennigan's              Bennigan's
                                Englewood #1, CO (11)      Englewood #2, NJ (11)     Florham Park, NJ (11)    Houston #8, TX (11)
                                ---------------------      ---------------------     ---------------------    -------------------
Estimated Taxable Operating
  Results Before Dividends
  Paid Deduction:

Rental income (1)                  $     -                     $     -                  $     -                 $     -

Earned income (2)                   174,012                     228,837                  210,244                 183,547

Asset Management Fees (3)            (10,186)                    (13,395)                 (12,307)                (10,744)

General and Administrative
  Expenses (4)                       (10,789)                    (14,188)                 (13,035)                (11,380)
                                    --------                    --------                 --------                --------

Estimated Cash Available from
  Operations                        153,037                     201,254                  184,902                 161,423

Depreciation and Amortization
  Expense (2)(5)                         -                           -                        -                       -
                                   --------                    --------                 --------                -------

Estimated Taxable Operating
  Results Before Dividends
  Paid Deduction                   $153,037                    $201,254                 $184,902                $161,423
                                   ========                    ========                 ========                ========







                                  See Footnotes






                                     Bennigan's               Bennigan's              Bennigan's                Bennigan's
                              Jacksonville #4, FL (11) Jacksonville #5, NJ (11) Mount Laurel, NJ (11)   N. Richland Hills, TX (11)
                              ------------------------ ------------------------ ---------------------   --------------------------
Estimated Taxable Operating
  Results Before Dividends
  Paid Deduction:

Rental income (1)                  $     -                   $     -                $     -                 $     -

Earned income (2)                  154,942                    183,547                226,453                 181,163

Asset Management Fees (3)            (9,070)                   (10,744)               (13,256)                (10,605)

General and Administrative
  Expenses (4)                       (9,606)                   (11,380)               (14,040)                (11,232)
                                   --------                   --------               --------                --------

Estimated Cash Available from
  Operations                       136,266                    161,423                199,157                 159,326

Depreciation and Amortization
  Expense (2)(5)                        -                          -                      -                       -
                                  --------                   --------               --------                -------

Estimated Taxable Operating
  Results Before Dividends
  Paid Deduction                  $136,266                   $161,423               $199,157                $159,326
                                  ========                   ========               ========                ========







                                  See Footnotes





                                         Bennigan's              Bennigan's              Bennigan's              Bennigan's
                                 Oklahoma City #2, OK (11)  Orlando #2, FL (11)    Pensacola #2, FL (11)  St. Louis Park, MN (11)
                                 -------------------------  -------------------    ---------------------  -----------------------
Estimated Taxable Operating
  Results Before Dividends
  Paid Deduction:

Rental income (1)                     $     -                  $     -                 $     -               $     -

Earned income (2)                      171,628                  238,372                 162,093               209,767

Asset Management Fees (3)               (10,047)                 (13,953)                 (9,488)              (12,279)

General and Administrative
  Expenses (4)                          (10,641)                 (14,779)                (10,050)              (13,006)
                                       --------                 --------                --------              --------

Estimated Cash Available from
  Operations                           150,940                  209,640                 142,555               184,482

Depreciation and Amortization
  Expense (2)(5)                            -                        -                       -                     -
                                      --------                 --------                --------              -------

Estimated Taxable Operating
  Results Before Dividends
  Paid Deduction                      $150,940                 $209,640                $142,555              $184,482
                                      ========                 ========                ========              ========







                                  See Footnotes




                                      Bennigan's                 Bennigan's                  Steak & Ale            Steak & Ale
                                   Tampa #4, FL (11)     Winston-Salem #2, NC (11)   Altamonte Springs, FL (11)   Austin, TX (11)
                                   -----------------     -------------------------   --------------------------   ---------------
Estimated Taxable Operating
  Results Before Dividends
  Paid Deduction:

Rental income (1)                   $     -                   $     -                      $     -                  $     -

Earned income (2)                    198,326                   120,140                      164,477                  140,640

Asset Management Fees (3)             (11,609)                   (7,033)                      (9,628)                  (8,233)

General and Administrative
  Expenses (4)                        (12,296)                   (7,449)                     (10,198)                  (8,720)
                                     --------                  --------                     --------                 --------

Estimated Cash Available from
  Operations                         174,421                   105,658                      144,651                  123,687

Depreciation and Amortization
  Expense (2)(5)                          -                         -                            -                        -
                                    --------                  --------                     --------                 -------

Estimated Taxable Operating
  Results Before Dividends
  Paid Deduction                    $174,421                  $105,658                     $144,651                 $123,687
                                    ========                  ========                     ========                 ========







                                  See Footnotes


                                     Steak & Ale             Steak & Ale           Steak & Ale           Steak & Ale
                                 Birmingham, AL (11)    College Park, GA (11)    Conroe, TX (11)    Greenville #2, SC (11)
                                 -------------------    ---------------------    ---------------    ----------------------
Estimated Taxable Operating
  Results Before Dividends
  Paid Deduction:

Rental income (1)                 $     -                  $     -                $     -               $     -

Earned income (2)                  135,395                  165,907                157,326               179,256

Asset Management Fees (3)            (7,926)                  (9,712)                (9,209)              (10,493)

General and Administrative
  Expenses (4)                       (8,395)                 (10,286)                (9,754)              (11,114)
                                   --------                 --------               --------              --------

Estimated Cash Available from
  Operations                       119,074                  145,909                138,363               157,649

Depreciation and Amortization
  Expense (2)(5)                        -                        -                      -                     -
                                  --------                 --------               --------              -------

Estimated Taxable Operating
  Results Before Dividends
  Paid Deduction                  $119,074                 $145,909               $138,363              $157,649
                                  ========                 ========               ========              ========







                                  See Footnotes





                                      Steak & Ale            Steak & Ale             Steak & Ale                Steak & Ale
                                 Houston #9, TX (11)    Houston #10, TX (11)   Huntsville #2, AL (11)    Jacksonville #6, FL (11)
                                 -------------------    --------------------   ----------------------    ------------------------
Estimated Taxable Operating
  Results Before Dividends
  Paid Deduction:

Rental income (1)                   $     -                $     -                 $     -                   $     -

Earned income (2)                    181,163                188,314                 140,640                   150,174

Asset Management Fees (3)             (10,605)               (11,023)                 (8,233)                   (8,791)

General and Administrative
  Expenses (4)                        (11,232)               (11,675)                 (8,720)                   (9,311)
                                     --------               --------                --------                   -------

Estimated Cash Available from
  Operations                         159,326                165,616                 123,687                   132,072

Depreciation and Amortization
  Expense (2)(5)                          -                      -                       -                         -
                                    --------               --------                --------                  -------

Estimated Taxable Operating
  Results Before Dividends
  Paid Deduction                    $159,326               $165,616                $123,687                  $132,072
                                    ========               ========                ========                  ========







                                  See Footnotes





                                       Steak & Ale         Steak & Ale        Steak & Ale            Steak & Ale
                                    Maitland, FL (11)   Mesquite, TX (11)   Miami, FL (11)    Middletown, NJ, TX (11)
                                    -----------------   -----------------   --------------    -----------------------
Estimated Taxable Operating
  Results Before Dividends
  Paid Deduction:

Rental income (1)                    $     -             $     -               $     -             $     -

Earned income (2)                     143,023             145,407               171,628             164,477

Asset Management Fees (3)               (8,372)             (8,512)              (10,047)             (9,628)

General and Administrative
  Expenses (4)                          (8,867)             (9,015)              (10,641)            (10,198)
                                      --------            --------              --------            --------

Estimated Cash Available from
  Operations                          125,784             127,880               150,940             144,651

Depreciation and Amortization
  Expense (2)(5)                           -                   -                     -                   -
                                     --------            --------              --------            -------

Estimated Taxable Operating
  Results Before Dividends
  Paid Deduction                     $125,784            $127,880              $150,940            $144,651
                                     ========            ========              ========            ========







                                  See Footnotes





                                      Steak & Ale          Steak & Ale                Steak & Ale           Steak & Ale
                                 Orlando #3, FL (11)  Palm Harbor, FL (11)      Pensacola #3, FL (11)     Tulsa, OK (11)
Estimated Taxable Operating
  Results Before Dividends
  Paid Deduction:

Rental income (1)                   $     -               $     -                     $     -               $     -

Earned income (2)                    159,709               126,337                     114,419               145,407

Asset Management Fees (3)              (9,349)               (7,395)                     (6,698)               (8,512)

General and Administrative
  Expenses (4)                         (9,902)               (7,833)                     (7,094)               (9,015)
                                     --------              --------                    --------              --------

Estimated Cash Available from
  Operations                         140,458               111,109                     100,627               127,880

Depreciation and Amortization
  Expense (2)(5)                          -                     -                           -                     -
                                    --------              --------                    --------              -------

Estimated Taxable Operating
  Results Before Dividends
  Paid Deduction                    $140,458              $111,109                    $100,627              $127,880
                                    ========              ========                    ========              ========







                                  See Footnotes




                              Completed Investments       Pending Investments
                                      Total                    Total (13)                 Grand Total
Estimated Taxable Operating
  Results Before Dividends
  Paid Deduction:

Rental income (1)                  $1,670,443                 $613,720                     $2,284,163

Earned income (2)                   5,936,421                       -                       5,936,421

Asset Management Fees (3)             (449,829)                 (33,300)                      (483,129)

General and Administrative
  Expenses (4)                        (471,626)                 (38,051)                      (509,677)
                                    ----------                 --------                     ----------

Estimated Cash Available from
  Operations                         6,685,409                 542,369                      7,227,778

Depreciation and Amortization
  Expense (2)(5)(14)                  (255,752)                 (95,253)                      (351,005)
                                    ----------                 --------                     ----------

Estimated Taxable Operating
  Results Before Dividends
  Paid Deduction                   $6,429,657                 $447,116                     $6,876,773
                                   ==========                 ========                     ==========




FOOTNOTES:

(1) Base rent does not include percentage rents which become due if specified levels of gross receipts are achieved.

(2) The Company will account for 17 of the 18 Bennigan's Properties and the 18 Steak & Ale Properties as capital leases for federal tax purposes; therefore, the Company will not be entitled to depreciation expense on such properties. For leases accounted for as capital leases, future minimum lease payments are recorded as a receivable. The difference between the receivable and the estimated residual values less the cost of the properties is recorded as unearned income. The unearned income is amortized over the lease terms to provide a constant rate of return.

(3) The Properties will be managed pursuant to an advisory agreement between the Company and CNL Fund Advisors, Inc. (the "Advisor"), pursuant to which the Advisor will receive monthly asset management fees in an amount equal to one-twelfth of .60% of the Company's Real Estate Asset Value as of the end of the preceding month as defined in such agreement. See "Management Compensation."

(4) Estimated at 6.2% of gross rental income or in the case of pending investments, estimated gross rental income, based on the previous experience of the Company and of Affiliates of the Advisor with 18 public limited partnerships which own properties similar to those owned by the Company. Amount does not include soliciting dealer servicing fee due to the fact that such fee will not be incurred until December 31 of the year following the year in which the offering terminates.

(5) The estimated federal tax basis of the depreciable portion (the building portion) of each Property acquired has been depreciated on the straight-line method over 39 years.

(6) The Property is under construction for the period presented. The development agreements or lease addendums for the Properties which are to be constructed, provide that construction must be completed no later than the dates set forth below:

         Property                               Estimated Final Completion Date

         Somerset Property                                  July 1, 1998
         Pflugerville Property                              August 31, 1998
         Waxahachie Property                                September 9, 1998
         Hutchins Property                                  September 12, 1998
         Phoenix #4 Property                                September 20, 1998
         Columbus #2 Property                               October 3, 1998
         Atlanta #2 Property                                October 4, 1998
         Gun Barrel City Property                           October 10, 1998
         Nacogdoches Property                               October 10, 1998
         St. Louis Property                                 October 11, 1998
         Avondale Property                                  October 27, 1998
         Fresno #2 Property                                 November 18, 1998
         Brunswick Property                                 December 2, 1998
         Knoxville #3 Property                              October 3, 1998
         Orlando #4 Property                                December 5, 1998
         Atlanta #3 Property                                December 6, 1998

         The Company anticipates the pending investments that are construction properties will be operational within 180 days after acquisition.

(7) The lessee of the Pflugerville, Waxahachie, Hutchins, Gun Barrel City, Nacogdoches, St. Louis, Avondale and Fresno #2 Properties is the same unaffiliated lessee.

(8) The lessee of the Columbus #2, Atlanta #2 and Arab Properties is the same unaffiliated lessee.

(9) The lessee of the Glendale, Warwick and Columbus #3 Properties is the same unaffiliated lessee.

(10) The lessee of the Athens, Conyers, Doraville, Jonesboro, Marietta #2, Norcross and Smyrna Properties is the same unaffiliated lessee.

(11) The lessee of the 18 Bennigan's Properties and the 18 Steak & Ale Properties is the same unaffiliated lessee.

(12) The Company acquired an interest in CNL/Lee Vista Joint Venture, a general partnership between the Company and an unaffiliated co-venturer. Based upon anticipated development costs for the Property, the Company expects to own an approximate 68% interest in the CNL/Lee Vista Joint Venture upon completion of construction.

(13) Information relating to the five pending investments that are existing is based on estimated purchase prices for each of the five properties. The remaining five properties that will be under construction once they are acquired are not included.

(14) For pending investments which consist of land and building, for purposes of calculating depreciation, the allocation of the estimated cost of the property between land and building is based upon the average allocation of the actual cost of properties (consisting of both land and building) acquired by the Company as of December 31, 1997.